Exhibit 4.8

18 June 2013

COCA-COLA HBC A.G.
AS ACCEDING COMPANY

COLA-COLA HELLENIC BOTTLING COMPANY S.A.

COCA-COLA HBC FINANCE PLC

COCA-COLA HBC FINANCE B.V.

AND

ING BANK N.V., LONDON BRANCH

ACTING AS FACILITY AGENT

Amendment agreement relating to a €500,000,000 syndicated multi-currency revolving credit facility originally dated 12 May 2011

THIS AGREEMENT is dated	18 June 2013 and made

BETWEEN:

(1)                                 COCA-COLA HBC AG, (Coca-Cola HBC AG) a company incorporated in Switzerland with corporate registration number CH-170.3.037.199-9 and whose registered address is Baarerstrasse 14, CH-6300 Zug, Switzerland ( “CCHBC AG”);

(2)                                 COCA-COLA HELLENIC BOTTLING COMPANY S.A., incorporated in the Hellenic Republic with registered no. 13630-06-B-86-49 (“CCH”);

(3)                                 COCA-COLA HBC FINANCE B.V., having its corporate seat in Amsterdam with registered no. 34154633 (the “Original Borrower”);

(4)                                 CCH and COCA-COLA HBC FINANCE PLC  as guarantors (the “Guarantors”); and

(5)                                 ING BANK N.V., LONDON BRANCH as facility agent (the “Facility Agent”).

BACKGROUND

(A)                               On 12 May 2011, CCH entered into a €500,000,000 multicurrency syndicated loan agreement as amended, restated, novated and supplemented from time to time prior to the date of this Agreement (the “Original Facility Agreement”) with, inter alios, the Obligors and the Facility Agent;

(B)                               CCHBC AG has acquired the entire issued share capital of CCH;

(C)                               The parties to this agreement (the “Agreement”) wish to facilitate the accession of CCHBC AG as the Company and a Guarantor under the Original Facility Agreement and to effect certain other amendments thereto.

NOW IT IS HEREBY AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Agreement:

“Amended Facility Agreement” means the Original Facility Agreement, as amended and restated in the form set out in Schedule 2 (Form of Amended Facility Agreement).

“Effective Date” means the date on which the Facility Agent gives the notification to the Original Borrower and CCHBC AG provided for in Clause 2 (Conditions precedent).

1.2                               Incorporation of defined terms

(a)                                 Unless otherwise stated, terms defined in the Original Facility Agreement shall have the same meanings when used in this Agreement.  The principles of construction set out in Original Facility Agreement shall have effect as if set out in this Agreement.

(b)                                 Notwithstanding paragraph (a) above, a reference to a “Clause” or “Schedule” shall mean a Clause of, or Schedule to, this Agreement.

1.3                               Scope

This Agreement is supplemental to and amends the Original Facility Agreement.

1.4                               Third Party Rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

1.5                               Designation

In accordance with the terms of the Original Facility Agreement, CCH and the Facility Agent designate this Agreement as a Finance Document.

2.                                      Conditions precedent

2.1                               The Original Borrower and/or CCHBC AG shall procure that the Facility Agent receives all of the documents and other evidence listed in Schedule 1 (Conditions precedent), in each case in form and substance satisfactory to the Facility Agent (acting reasonably), unless the need for the receipt of any such document or other evidence is waived by the Majority Lenders.

2.2                               The Facility Agent shall notify the Original Lenders, the Original Borrower and CCHBC AG promptly upon being satisfied that the condition set out in clause 2.1 above has been satisfied.

3.                                      AMENDMENTS AND ACCESSION

3.1                               The Facility Agent confirms that in accordance with clause 35 (Amendments and waivers) of the Original Facility Agreement it has obtained the consent of all Lenders to the entry into this Agreement and the transactions contemplated hereby.

3.2                               With effect from the Effective Date:

(a)                                 the Original Facility Agreement shall be amended and restated as set out in Schedule 2 (Form of Amended Facility Agreement);

(b)                                 CCH shall resign in its capacity as the Company and be released from its obligations as the Company (but not in any other capacity) under the Amended Facility Agreement and the Finance Documents; and

(c)                                  CCHBC AG shall accede to the Amended Facility Agreement as the Company and an Additional Guarantor and be bound by the terms of the Amended Facility Agreement as the Company and as an Additional Guarantor.

3.3                               The provisions of the Original Facility Agreement shall, save as amended by this Agreement, continue in full force and effect.

4.                                      CONFIRMATIONS

Each Guarantor confirms as of the Effective Date that, subject to any limitations set out in the Original Facility Agreement, its Guarantee remains in full force and effect notwithstanding the amendments to the Original Facility Agreement effected by this Agreement.

5.                                      COSTS AND EXPENSES

CCHBC AG shall within 3 Business Days of demand pay (or procure the payment) to the Finance Parties the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing and execution of this Agreement.

6.                                      MISCELLANEOUS

6.1                               The provisions of clauses 31 (Notices), 36 (Counterparts), 37 (Governing Law) and 38 (Enforcement) of the Original Facility Agreement apply to this Agreement as if set out in full and so that references in those provisions to “this Agreement” shall be construed as references to this Agreement and references to “Parties” shall be construed as references to the parties to this Agreement.

6.2                               The Obligors (including CCHBC AG) hereby make the Repeating Representations:

(a)                                 on the date of this Agreement; and

(b)                                 on the Effective Date,

but as if references in Clause 19 (Representations) of the Original Facility Agreement to “the Finance Documents” were instead to this Agreement and, on the Effective Date, to the Amended Facility Agreement.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1
Conditions precedent

1.                                      Conditional Documents, resolutions and certificates

1.1                               A copy of the constitutional documents of CCHBC AG, the Original Borrower and the Guarantors (including in the case of (A) CCHBC AG (i) a certified extract from the relevant commercial registry pertaining to CCHBC AG and (ii) a certified copy of the articles of association (statutes) of CCHBC AG evidencing the ability of CCHBC AG to provide a guarantee in respect of the full amount of the Facility; and (B) the Original Borrower, a copy of the articles of association (statuten) and deed of incorporation (oprichtingsakte), an extract (uittreksel) from the relevant Chamber of Commerce (Kamer van Koophandel)) or a certificate, signed by a director of the relevant Obligor, stating that there has been no change in name and no change to its constitutional documents since last delivered to the Facility Agent and such constitutional documents remain in full force and effect.

1.2                               A copy of a resolution of the board of directors (or the finance committee) of each of CCHBC AG, the Original Borrower and the Guarantors, in each case:

(a)                                 approving the entry into, terms of and the transactions contemplated by this Agreement; and

(b)                                 authorising a specified person or persons to execute this Agreement on its behalf, to give all notices and take all other action in connection with this Agreement;

1.3                               A specimen of the signature of each person authorised by the resolutions referred to in paragraph 1.2 above.

1.4                               A certificate of CCHBC AG (signed by an authorised signatory) confirming that guaranteeing the Total Commitments would not cause any guaranteeing or similar limit binding on CCHBC AG to be exceeded; and

1.5                              A certificate of each of CCHBC AG, the Original Borrower and the Guarantors signed by an authorised signatory of such company certifying that each copy document relating to it and provided by it in accordance with this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.                                      Finance documents

This Agreement duly executed by each of CCHBC AG, the Original Borrower and the Guarantors.

3.                                      Legal Opinions

3.1                               A legal opinion of Linklaters LLP legal advisers to the Facility Agent in England in relation to this Agreement and Coca-Cola HBC Finance plc;

3.2                               A legal opinion of Kyriakides Georgopoulos, legal advisors to CCH in Greece in relation to CCH;

3.3                               A legal opinion of Bar & Karrer, legal advisers to CCHBC AG in Switzerland in relation to CCHBC AG; and

3.4                               A legal opinion of Linklaters LLP legal advisers to the Facility Agent in the Netherlands in relation to Coca-Cola HBC Finance B.V..

4.                                      Other documents and evidence

Evidence that the costs and expenses then due from CCHBC AG pursuant to Clause 5 (Costs and Expenses) have or will be paid.

Schedule 2
Form of Amended Facility Agreement

DATED 12 May 2011 as amended on18 June 2013

COCA-COLA HBC AG

COCA-COLA HELLENIC BOTTLING COMPANY S.A.

COCA-COLA HBC FINANCE PLC

COCA-COLA HBC FINANCE B.V.

CO-ORDINATED BY

ING BANK N.V., LONDON BRANCH

SOCIÉTÉ GÉNÉRALE CORPORATE & INVESTMENT BANKING

WITH

ING BANK N.V., LONDON BRANCH

SOCIÉTÉ GÉNÉRALE CORPORATE & INVESTMENT BANKING

CITIGROUP GLOBAL MARKETS LIMITED

BANC OF AMERICA SECURITIES LIMITED

DEUTSCHE BANK AG, LONDON BRANCH

CREDIT SUISSE AG, LONDON BRANCH

THE ROYAL BANK OF SCOTLAND PLC

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

RAIFFEISEN BANK INTERNATIONAL

INTESA SANPAOLO BANK IRELAND PLC

AS MANDATED LEAD ARRANGERS

WITH

ING BANK N.V., LONDON BRANCH

ACTING AS FACILITY AGENT

SYNDICATED MULTI-CURRENCY REVOLVING

CREDIT FACILITY AGREEMENT

EUR 500,000,000

THIS AGREEMENT is dated 12 May 2011 as amended on the Effective Date and made

BETWEEN:

(1)                                 COCA-COLA HBC AG, a company incorporated in Switzerland with corporate registration number CH-170.3.037.199-9 and whose registered address is Baarerstrasse 14, CH-6300 Zug, Switzerland (the “Company”);

(2)                                 COCA-COLA HELLENIC BOTTLING COMPANY S.A., incorporated in the Republic with registered no. 13630-06-B-86-49 (“CCH”);

(3)                                 COCA-COLA HBC FINANCE B.V., having its corporate seat in Amsterdam with registered no. 34154633 (the “Original Borrower”);

(4)                                 THE COMPANY and THE SUBSIDIARIES OF THE COMPANY listed in Part I (The Obligors) of Schedule 1 (The Original Parties) as guarantors (the “Original Guarantors”);

(5)                                 ING BANK N.V., LONDON BRANCH and SOCIÉTÉ GÉNÉRALE CORPORATE & INVESTMENT BANKING (the “Co-ordinators”);

(6)                                 ING BANK N.V., LONDON BRANCH, SOCIÉTÉ GÉNÉRAL CORPORATE & INVESTMENT BANKING, CITIGROUP GLOBAL MARKETS LIMITED, BANC OF AMERICA SECURITIES LIMITED, DEUTSCHE BANK AG, LONDON BRANCH, CREDIT SUISSE AG, LONDON BRANCH, THE ROYAL BANK OF SCOTLAND PLC., THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, RAIFFEISEN BANK INTERNATIONAL and INTESA SANPAOLO BANK IRELAND PLC (whether acting individually or together, and together with the Co-ordinators, the “Mandated Lead Arrangers”);

(7)                                 THE FINANCIAL INSTITUTIONS listed in Part II (The Original Lenders) of Schedule 1 (The Original Parties) (the “Original Lenders”); and

(8)                                 ING BANK N.V., LONDON BRANCH as facility agent of the Lenders (the “Facility Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Agreement:

“Acceptable Bank” means a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A-/A3 or higher by Standard & Poor’s or Moody’s respectively.

“Accession Letter” means a document substantially in the form set out in Schedule 11 (Form of Accession Letter).

“Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 24 (Changes to the Obligors).

“Additional Cost Rate” has the meaning given to it in Schedule 4 (Mandatory Cost Formulae).

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 24 (Changes to the Obligors).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. Notwithstanding the foregoing, in relation to The Royal Bank of Scotland plc, the term “Affiliate” shall not include (i) the UK government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty’s Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its subsidiaries or subsidiary undertakings.

“Amendment and Restatement Agreement” means the amendment and restatement agreement entered into on 18 June 2013 between, amongst others, the Company and the Facility Agent.

“Anchor or Key Bottler” means any person which has been designated as such by Coca-Cola, being a “select business partner of the Coca-Cola system, in which Coca-Cola holds an equity interest (of at least 20 per cent. of the issued voting share capital), whose strategic goals are aligned with those of Coca-Cola, with strong financial management and resources and a commitment to long term growth.

“Anchor or Key Bottler Status” means, at any time, with respect to any party, that such party is recognised at such time by Coca-Cola, as being an Anchor or Key Bottler.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing or registration.

“Availability Period” means the period from and including the date of this Agreement to and including the date falling one Month before the Termination Date.

“Available Commitment” means, in relation to the Facility, a Lender’s Commitment under the Facility minus:

(a)                                 the Base Currency Amount of its participation in any outstanding Loans under the Facility; and

(b)                                 in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made under the Facility on or before the proposed Utilisation Date, other than that Lender’s participation in any Loans that are due to be repaid or prepaid under the Facility on or before the proposed Utilisation Date.

“Available Facility” means, in relation to the Facility, the aggregate for the time being of each Lender’s Available Commitment.

“Base Currency” means Euro.

“Base Currency Amount” means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Facility Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Facility Agent receives the Utilisation Request) adjusted to reflect any repayment or prepayment, consolidation or division of the Loan.

“Borrower” means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 24 (Changes to the Obligors).

“Break Costs” means the amount (if any) by which:

(a)                                 the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period, less any Margin included therein;

exceeds:

(b)                                 the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and:

(a)                                  (in relation to any date for payment or purchase of a currency other than Euro) the principal financial centre of the country of that currency; or

(b)                                 (in relation to any date for payment or purchase of Euro) any TARGET day.

“Coca-Cola” means The Coca-Cola Company, a Delaware corporation with offices at 1 Coca-Cola Plaza, N.W., Atlanta, Georgia 30313.

“Commitment” means:

(a)                                 in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Commitment” in Part II (The Original Lenders) of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement (including pursuant to Clause 35.4 (Replacement of a Defaulting Lender) or assumed by it in accordance with Clause 2.2 (Increase)); and

(b)                                 in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement (including pursuant to Clause 35.4 (Replacement of a Defaulting Lender) or assumed by it in accordance with Clause 2.2 (Increase)), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Company, any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)                                 any member of the Group or any of its advisers; or

(b)                                  another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)                                 is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 25.2 (Disclosure of information); or

(b)                                 is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(c)                                  is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in the most recently published recommended form of the LMA or in any other form agreed between the Company and the Facility Agent.

“Default” means an Event of Default or any event or circumstance specified in Clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)                                 which has failed to make its participation in a Loan available or has notified the Facility Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)                                 which has otherwise rescinded or repudiated a Finance Document; or

(c)                                  with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)                                     its failure to pay is caused by:

(A)                               administrative or technical error; or

(B)                               a Disruption Event; and,

payment is made within 5 Business Days of its due date; or

(ii)                                  the Lender is disputing in good faith whether it is contractually obliged to make the payment in question, provided that this paragraph (ii) shall not apply if such payment has been determined in a final, non-appealable judgment by a court (or arbitration tribunal) of competent jurisdiction as being due to be made by the Lender.

“Disruption Event” means either or both of:

(a)                                 a material disruption to those payment or communication systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                                 the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that or any other Party:

(i)                                     from performing its payment obligations under the Finance Documents; or

(ii)                                  from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Dutch Civil Code” means the Dutch Civil Code (Burgerlijk Wetboek)

“Dutch FSA” means the Dutch Financial Supervision Act (Wet op het financieel toezicht).

“EBITDA” means operating profit before deductions for depreciation (included both in cost of goods sold and in operating expenses), impairment of property, plant and equipment, stock option compensation, impairment of intangible assets, amortisation of and adjustments to intangible assets, non-recurring items and other non-cash items.

“Effective Date” has the meaning given to that term in the Amendment and Restatement Agreement.

“EURIBOR” means, in relation to any Loan in Euro:

(a)                                 the applicable Screen Rate; or

(b)                                 (if no Screen Rate is available for the period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the relevant Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in Euro for a period comparable to the Interest Period for that Loan.

“Euro” or “€” means the single currency of the Participating Member States.

“Event of Default” means any event or circumstance specified as such in Clause 22 (Events of Default).

“Existing Facility” means the €500,000,000 syndicated multi-currency revolving credit facility agreement dated 18 December 2009 between, among others, the Original Borrower, Coca-Cola HBC Finance PLC and CCH as guarantors, the arrangers and the original lenders named therein, and ING Bank N.V., London Branch as Facility Agent.

“Facility” means the revolving loan facility made available under this Agreement as described in Clause 2.1 (The Facility).

“Facility Agent’s Spot Rate of Exchange” means the Facility Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fee Letter” means the agency fee letter dated on or about the date of this Agreement between the Facility Agent and CCH and the fee letter dated 5 April 2011 between the Co-ordinators and CCH in respect of certain fees.

“Finance Document” means this Agreement, the Amendment and Restatement Agreement, any Fee Letter, any Accession Letter and any Resignation Letter, and any other document designated as such by the Facility Agent and the Company.

“Finance Party” means the Facility Agent, a Mandated Lead Arranger or a Lender.

“Finance PLC” means Coca-Cola HBC Finance PLC.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)                                  moneys borrowed;

(b)                                 any amount raised by acceptance under any acceptance credit facility;

(c)                                  any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                 the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IAS, be treated as a finance or capital lease;

(e)                                  receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis);

(f)                                   any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)                                  any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)                                 any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)                                     the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above,

but excluding indebtedness owing by a member of the Group to another member of the Group.(1)

“Group” means the Company and its Subsidiaries from time to time.

“Guarantor” means an Original Guarantor or an Additional Guarantor unless it has ceased to be a Guarantor in accordance with clause 24 (Changes to the Obligors).

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“IAS” means International Accounting Standards.

(1)       Operational leases (and which at the date of this Agreement are not treated as finance or capital leases pursuant to IAS) will not constitute Financial Indebtedness.

“Impaired Facility Agent” means the Facility Agent at any time when:

(a)                                 it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)                                 the Facility Agent otherwise rescinds or repudiates a Finance Document;

(c)                                  (if the Facility Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)                                 an Insolvency Event has occurred and is continuing with respect to the Facility Agent;

unless, in the case of paragraph (a) above:

(i)                                     its failure to pay is caused by

(A)                               administrative or technical error; or

(B)                               a Disruption Event; and

(ii)                                  payment is made within 5 Business Days of its due date; or

(iii)                               the Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question, provided that this item (ii) shall not apply if such payment has been determined in a final, non-appealable judgment by a court (or arbitration tribunal) of competent jurisdiction as being due to be made by the Facility Agent).

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 10 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to that term in Clause 2.2 (Increase).

“Information Package” means the package of documents in the form approved by CCH containing certain information concerning the Group and the Facilities which, at CCH’s request and on its behalf, was distributed to the Original Lenders before the date of this Agreement.

“Insolvency Event” in relation to a Finance Party means that the Finance Party:

(a)                                 is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)                                 admits in writing its inability generally to pay its debts as they become due;

(c)                                  makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)                                  institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, in each case, other than by way of an Undisclosed Administration or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)                                  has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)                                    results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)                                 is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)                                 has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)                                  has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)                                 seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets, in each case other than by way of an Undisclosed Administration;

(i)                                     has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)                                    causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)                                 takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest).

“ITA” means the Income Tax Act 2007.

“Lender” means:

(a)                                 any Original Lender; and

(b)                                 any bank or financial institution(2) which has become a Party in accordance with Clause 2.2 (Increase) and/or Clause 23 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Loan:

(a)                                 the applicable Screen Rate; or

(b)                                 (if no Screen Rate is available for the currency or period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the relevant Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“LMA” means the Loan Market Association.

“Majority Lenders” means:

(a)                                 if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregate more than 66 2/3 per cent. of the Total Commitments immediately prior to the reduction); or

(b)                                 at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3 per cent. of all the Loans then outstanding.

“Mandatory Cost” means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 4 (Mandatory Cost formulae).

“Margin” means in relation to any Loan the percentage rate per annum set out below in the column opposite the rating applicable to the Company:

Long Term Corporate Credit Rating Standard & Poor’s/Moody’s	Margin per cent. per annum

A+/A1 or above	0.35
A/A2	0.40

Long Term Corporate Credit Rating
Standard & Poor’s/Moody’s	Margin per cent. per annum

A-/A3	0.45
BBB+/Baa1:	0.55
BBB/Baa2 or below/unrated:	0.70

In the event that there is a difference in the long term corporate credit rating assigned to the Company by the Rating Agencies, the Margin shall be the average of the margins applicable to those two ratings as set out in the above table. If only one Rating Agency assigns a long term credit rating, the Margin will be the margin corresponding to such rating as set out in the above table. In the event that one Rating Agency ceases to exist, the rating shall be based on the remaining Rating Agency and in the event that both Rating Agencies cease to exist, the Margin will be 0.70 per cent. per annum. While an Event of Default is continuing, the Margin shall revert to 0.70 per cent. per annum.

The Margin as at the date of this Agreement shall be 0.425 per cent. per annum.

Any increase or decrease in the applicable Margin pursuant to a change in rating applicable to the Company will take effect for all purposes under this Agreement three (3) Business Days after the date on which the Facility Agent has been notified (or becomes aware of) a change in the published long term corporate credit rating of the Company.

“Material Adverse Effect” means a material adverse effect on:

(a)                                 the business or financial condition of the Group taken as a whole; or

(b)                                 the ability of the Obligors to perform and comply with their material obligations under any Finance Document; or

(c)                                  the validity or enforceability of any material provision of the Finance Documents or the rights or remedies of any Finance Party thereunder.

“Material Subsidiary” means, at any time, a subsidiary of the Company which has turnover or EBITDA representing (when rounded to the nearest whole number) 5 per cent. or more of consolidated turnover or EBITDA of the Group (calculated on a consolidated basis).

Compliance with the condition set out above shall be determined by reference to the most recent annual Compliance Certificate delivered pursuant to Clause 20.2 (Compliance Certificate) and/or the latest audited financial statements of such subsidiary (consolidated in the case of a subsidiary which itself has subsidiaries) and the latest audited consolidated financial statements of the Group, provided that:

(a)                                 if a subsidiary has been acquired or disposed of since the date as at which the latest audited consolidated financial statements of the Group were prepared,

such financial statements shall be adjusted in order to take into account the acquisition, or disposal, of such subsidiary (such adjustment being certified by the Company as representing an accurate reflection of the revised consolidated turnover and EBITDA of the Group);

(b)                                 if, in the case of any subsidiary which itself has subsidiaries, no consolidated financial statements are prepared and audited, its consolidated turnover and EBITDA shall be determined on the basis of pro forma consolidated financial statements of the relevant subsidiary and its subsidiaries, prepared for this purpose by the Company; and

(c)                                  if any intra-group transfer or re-organisation takes place, the audited financial statements of the Group and of all relevant subsidiaries shall be adjusted by the Company in order to take into account such intra-group transfer or reorganisation.

A report by the auditors of the Company (which shall be prepared on the request of the Facility Agent (acting reasonably)) that a subsidiary is or is not a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                 if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(b)                                 if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period.

“Moody’s” means Moody’s Investors Service Limited, or Moody’s Investors Service Inc. or any successor to its rating business.

“New Lender” has the meaning given to that term in Clause 23 (Changes to the Lenders).

“Obligor” means a Borrower or a Guarantor.

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Financial Statements” means:

(a)                                 in relation to the Company, the audited consolidated financial statements of the Group for the financial year ended 31 December 2010;

(b)                                 in relation to the Original Borrower, the audited financial statements of the Original Borrower for the financial year ended 31 December 2010; and

(c)                                  in relation to Finance PLC, the latest available financial statements of Finance PLC.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

“Permitted Reorganisation” means the solvent reorganisation, amalgamation or merger of any member of the Group (other than the Company) or transfer of an asset by any member of the Group (other than the Company) to another member of the Group, provided that (in each case):

(a)                                 any payments or assets distributed and/or transferred as a result of such reorganisation are distributed or, as the case may be, transferred to other members of the Group;

(b)                                 where such reorganisation or transfer involves merging an Obligor with another entity the surviving entity is an Obligor and has assumed all of the obligations of the merged Obligor under and in connection with the Finance Documents and where such reorganisation or transfer involves the assets of an Obligor those assets will continue to be held by an Obligor;

(c)                                  no Event of Default is continuing or would result from such reorganisation or transfer; and

(d)                                 such reorganisation or transfer could not reasonably be expected to be materially prejudicial to the interests of the Lenders.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)                                 (if the currency is Sterling) the first day of that period;

(b)                                 (if the currency is Euro) two TARGET Days before the first day of that period; or

(c)                                  (for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations for that currency and period would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Rating Agencies” means Standard & Poor’s and Moody’s, and “Rating Agency” means one of them.

“Reference Banks” means the principal London offices of ING Bank N.V., Citibank, N.A., Societe Generale and Deutsche Bank AG., or such other banks as may be appointed by the Facility Agent in consultation with the Company.

“Relevant Interbank Market” means in relation to Euro, the European interbank market and, in relation to any other currency, the London interbank market.

“Repeating Representations” means each of the representations set out in Clauses 19.1 (Status) to 19.4 (Power and authority), Clause 19.6 (Governing law and enforcement), paragraph (a) of Clause 19.9 (No default), Clause 19.13 (Pari passu ranking) and Clause 19.14 (No proceedings pending or threatened).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Republic” means the Hellenic Republic.

“Resignation Letter” means a letter substantially in the form set out in Schedule 12 (Form of Resignation Letter).

“Rollover Loan” means one or more Loans:

(a)                                 made or to be made on the same date that one or more maturing Loans is or are due to be repaid;

(b)                                 the aggregate amount of which is equal to or less than the maturing Loans;

(c)                                    in the same currency as the maturing Loan(s) (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(d)                                 made or to be made to the same Borrower for the purpose of refinancing the maturing Loans.

“Screen Rate” means:

(a)                                 in relation to LIBOR, the British Bankers Association Interest Settlement Rate for the relevant currency and period; and

(b)                                  in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

“Security” means a mortgage, prenotation of mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Signing Date” means the date of this Agreement.

“Specified Time” means a time determined in accordance with Schedule 8 (Timetables).

“Standard & Poor’s” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc. or any successor to its rating business.

“Sterling” and “£” means the lawful currency of the United Kingdom.

“Subsidiary” of a company or corporation (the “First Mentioned Company”) means any company or corporation:

(a)                                 which is controlled (directly or indirectly) by that First Mentioned Company; or

(b)                                  more than half the issued share capital of which is beneficially owned (directly or indirectly) by that First Mentioned Company; or

(c)                                  which is a Subsidiary of another Subsidiary of that Holding Company,

and for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to control the composition of its board of directors or equivalent body, or to direct the actions of that board or equivalent body.

“Swiss Francs” means the lawful currency of Switzerland.

“Swiss Withholding Tax” means the tax imposed based on the Swiss Federal Act on Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer) as amended from time to time together with the related ordinances, regulations and guidelines.

“Switzerland” means the Swiss Confederation.

“TARGET2” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Termination Date” means the date which is 5 years from the Signing Date.

“Total Commitments” means the aggregate of the Commitments (including, for the avoidance of doubt, the provisions of Clause 2.2 (Increase)), being €500,000,000 at the date of this Agreement.

“Transfer Certificate” means a certificate substantially in one of the forms set out in Schedule 5 (Form of Transfer Certificates) or any other form agreed between the Facility Agent and the Company.

“Transfer Date” means, in relation to a transfer, the later of:

(a)                                 the proposed Transfer Date specified in the Transfer Certificate; and

(b)                                 the date on which the Facility Agent executes the Transfer Certificate.

“Treasury Transaction” means any hedging or other derivative transaction entered into in the ordinary course of business in connection with protection against or benefit from fluctuation in any rate of interest or currency exchange rates or price and not for investment or speculative purposes.

“UK Bank Levy” means the United Kingdom tax to be known as the “bank levy” in the form set out in the Finance (No. 3) Bill published by HM Treasury on 31 March 2011 as amended, supplemented or restated to the extent that such amendment, supplement or restatement results in a levy which is no more onerous on such Lender or any of its Facility Offices than that as at the date of this Agreement.

“Undisclosed Administration” means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US Dollars” or “$” means the lawful currency of the United States of America.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Requests).

“VAT “ means:

(a)                                 any tax imposed in compliance with the council directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) (including, in relation to the United Kingdom, value added tax imposed by the Value Added Tax Act 1994 and supplemental legislation and regulations); and

(b)                                 any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or elsewhere.

1.2                               Construction

(a)                                 Any reference in this Agreement to:

(i)                                     “assets” includes present and future properties, revenues and rights of every description;

(ii)                                the “European interbank market” means the interbank market for Euro operating in Participating Member States;

(iii)                             a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

(iv)                            “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)                               a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(vi)                              a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, which is generally complied with by those to whom it is addressed) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(vii)                           a provision of law is a reference to that provision as amended or re-enacted; and

(viii)                        unless a contrary indication appears, a time of day is a reference to London time.

(b)                                 Dutch Terms

In this Agreement, where it relates to a Dutch entity, a reference to:

(i)                                     a winding-up, administration or dissolution includes a Dutch entity being:

(A)                               declared bankrupt (failliet verklaard);

(B)                               dissolved (ontbonden);

(ii)                                  a moratorium includes surséance van betaling and granted a moratorium includes surséance verleend;

(iii)                               a trustee in bankruptcy includes a curator;

(iv)                              an administrator includes a bewindvoerder;

(v)                                 a(n) (administrative) receiver does not include a curator or bewindvoerder; and

(vi)                              an attachment includes a beslag.

(c)                                  Section, Clause and Schedule headings are for ease of reference only.

(d)                                 Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)                                  A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

1.3                               Third Party Rights

A person who is not a Party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

SECTION 2

THE FACILITY

2.                                      THE FACILITY

2.1                               The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a multicurrency revolving loan facility in an aggregate amount equal to the Total Commitments.

2.2                               Increase

(a)                                 The Company may by giving prior notice to the Facility Agent by no later than the date falling 5 Business Days after the effective date of a cancellation of:

(i)                                     the Available Commitment of a Defaulting Lender in accordance with Clause 8.7 (Right of Cancellation in relation to a Defaulting Lender); or

(ii)                                  the Commitments of a Lender in accordance with Clause 8.1 (Illegality),

request that the Total Commitments be increased (and the Total Commitments under the Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments so cancelled as follows:

(iii)                               the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an “Increase Lender”) selected by the Company (each of which shall not be a member of the Group and which is further acceptable to the Facility Agent (acting reasonably)) and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender; it being understood and agreed, for the avoidance of doubt, that nothing herein shall place any Lender under an obligation to assume any such increased Commitments;

(iv)                              each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(v)                                 each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume the same obligations towards one another and acquire the same rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(vi)                              the Commitments of the other Lenders shall continue in full force and effect; and

(vii)                           any increase in the Total Commitments shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)                                 An increase in the Total Commitments will only be effective on:

(i)                                     the execution by the Facility Agent of an Increase Confirmation from the relevant Increase Lender; and

(ii)                                  in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase. the performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Facility Agent shall promptly notify to the Company and the Increase Lender.

(c)                                  Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)                                 Unless the Facility Agent otherwise agrees or the increased Commitment is assumed by an existing Lender, the Company shall, on the date upon which the increase takes effect, promptly on demand pay the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.2.

(e)                                  Clause 23.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)                                     an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)                                  the “New Lender” were references to that “Increase Lender”; and

(iii)                               a “re-transfer” or “re-assignment” were references to a “transfer” or “assignment”.

2.3                               Lenders’ rights and obligations

(a)                                 The obligations of each Lender under the Finance Documents are several. Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                                 The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance

Documents to a Lender from an Obligor shall be a separate and independent debt.

(c)                                  A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.                                      PURPOSE

3.1                               Purpose

Each Borrower shall apply all amounts borrowed by it under the Facility for general corporate purposes of the Group.

3.2                               Monitoring

(a)                                 No amount borrowed under this Agreement shall be applied in any manner that may be illegal or contravene any applicable law or regulation in any relevant jurisdiction including those laws or regulations concerning financial assistance by a company for the acquisition of, or subscription for, shares or concerning the protection of shareholders’ capital.

(b)                                 No proceeds of the Facility shall be used (and no Obligor shall, and the Company shall ensure that no member of the Group will, use such proceeds) in a manner which constitutes a “use of proceeds in Switzerland” as interpreted by the Swiss federal tax administration for the purposes of Swiss Withholding Tax, unless a written confirmation or countersigned tax ruling application from the Swiss federal tax administration has been obtained and provided in a form satisfactory to the Facility Agent (acting reasonably), confirming that such use does not result in a Loan or any part thereof, qualifying as a “Swiss financing” for Swiss Withholding Tax purposes.

(c)                                  No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                      CONDITIONS OF UTILISATION

4.1                               Initial conditions precedent

No Borrower may deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Facility Agent. The Facility Agent has notified CCH and the Lenders that it is so satisfied with the documents and other evidence delivered to it.

4.2                               Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)                                 in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(b)                                 the Repeating Representations to be made by each Obligor are true in all material respects.

4.3                               Conditions relating to Optional Currencies

(a)                                 A currency will constitute an Optional Currency in relation to a Loan if:

(i)                             it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Loan; and

(ii)                          it is Sterling, US Dollars, Swiss Francs or it has been approved by the Facility Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Facility Agent of the Utilisation Request for that Loan.

(b)                                 If by the Specified Time the Facility Agent has received a written request from the Company for a currency to be approved under sub-paragraph (a)(ii) above, the Facility Agent will notify the Lenders of that request by the Specified Time. Based on any responses received by the Facility Agent by the Specified Time, the Facility Agent will confirm to the Company by the Specified Time:

(i)                             whether or not the Lenders have granted their approval; and

(ii)                          if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

4.4                               Maximum number of Loans

(a)                                 A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than 10 Loans would be outstanding.

(b)                                 Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

SECTION 3

UTILISATION

5.                                      UTILISATION

5.1                               Delivery of a Utilisation Request

A Borrower may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2                               Completion of a Utilisation Request

(a)                                 Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                                     the proposed Utilisation Date is a Business Day within the Availability Period applicable to the Facility;

(ii)                                  the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(iii)          the proposed Interest Period complies with Clause 10 (Interest Periods); and

(iv)                              it specifies the account and bank (which must be in the principal financial centre of the country of the currency of the Utilisation or, in the case of Euro, the principal financial centre of a Participating Member State in which banks are open for general business on that day, or London) to which the proceeds of the Utilisation are to be credited.

(b)                                 Only one Loan may be requested in each Utilisation Request.

5.3                               Currency and amount

(a)                                 The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)                                 The amount of the proposed Loan must be:

(i)                                     if the currency selected is the Base Currency a minimum of €5,000,000 or, if less, the Available Facility; or

(ii)                                  if the currency selected is an Optional Currency, a minimum amount (or an integral multiple, if required) specified by the Facility Agent pursuant to sub-paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the equivalent in such Optional Currency of the Available Facility.

5.4                               Lenders’ participation

(a)                                 If the conditions set out in this Agreement have been met, and subject to Clause 7.1 (Repayment of Loans), each Lender shall make its participation in each Loan available through its Facility Office.

(b)                                 The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)                                  The Facility Agent shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan by the Specified Time.

6.                                      OPTIONAL CURRENCIES

6.1                               Selection of currency

A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Loan in a Utilisation Request.

6.2                               Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)                                 the Facility Agent has received notice from a Lender that the Optional Currency requested is not readily available to it in the amount required; or

(b)                                 a Lender notifies the Facility Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Facility Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the maturing Loan that is due to be repaid) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3                               Facility Agent’s calculations

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

7.                                      REPAYMENT

7.1                               Repayment of Loans

(a)                                 Each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period.

(b)                                 Without prejudice to each Borrower’s obligation under paragraph (a) above, if one or more Loans are to be made available to a Borrower:

(i)                                     on the same day that a maturing Loan is due to be repaid by that Borrower;

(ii)                                  in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency); and

(iii)                               in whole or in part for the purpose of refinancing the maturing Loan;

the aggregate amount of the new Loans shall be treated as if applied in or towards repayment of the maturing Loan so that:

(A)                               if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

(1)                                 the relevant Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and

(2)                                 each Lender’s participation (if any) in the new Loans shall be treated as having been made available and applied by the relevant Borrower in or towards repayment of that Lender’s participation (if any) in the maturing Loan and that Lender will not be required to make its participation in the new Loans available in cash; and

(B)                               if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:

(1)                                 the relevant Borrower will not be required to make any payment in cash; and

(2)                                 each Lender will be required to make its participation in the new Loans available in cash only to the extent that its participation (if any) in the new Loans exceeds that Lender’s participation (if any) in the maturing Loan and the remainder of that Lender’s participation in the new Loans shall be treated as having been made available and applied by the relevant Borrower in or towards repayment of that Lender’s participation in the maturing Loan.

8.                                    PREPAYMENT AND CANCELLATION

8.1                               Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund its participation in any Loan:

(a)                                 that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)                                 upon the Facility Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

(c)                                  each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

8.2                               Change of control

(a)                                 If any person or group of persons acting in concert gains control of the Company:

(i)                                     subject to any obligation on a Borrower or the Company preventing the same, which is imposed by law, the City Code on Takeovers and Mergers or any relevant Stock Exchange, the Company shall promptly notify the Facility Agent upon becoming aware of that event;

(ii)                                  if the Majority Lenders so require within 15 days, the Facility Agent and the Company shall enter into negotiations in good faith (for a period of not more than 30 days) with a view to agreeing alternative terms for continuing the Facility, and during that 30 day period a Borrower may not make a Utilisation (except for a Rollover Loan) unless otherwise agreed by the Majority Lenders;

(iii)                               any alternative basis agreed pursuant to sub-paragraph (ii) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties;

(iv)                              if within 30 days after the Facility Agent has so requested the Company to enter into negotiations no alternative basis has been so agreed then, if the Majority Lenders so require within 30 days after the end of that 30 day period, the Facility Agent shall, by not less than 30 days’ notice to the Company, cancel the Facilities and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facilities will be cancelled and all such outstanding amounts will become immediately due and payable.

(b)                                 For the purpose of paragraph (a) above “control” has the meaning given to it in section 450 of the Corporation Tax Act 2010.

(c)                                  For the purpose of paragraph (a) above “acting in concert” has the meaning given to it in the City Code on Takeovers and Mergers.

8.3                               Voluntary cancellation

The Company may, if it gives the Facility Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of €5,000,000) of the Available Facility. Any cancellation under this Clause 8.3 shall reduce the Commitments of the Lenders rateably under the Facility.

8.4                               Voluntary prepayment of Loans

A Borrower to which a Loan has been made may, if it gives the Facility Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of €5,000,000).

8.5                               Right of repayment and cancellation in relation to a single Lender

(a)                                 If:

(i)                                     any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up); or

(ii)                                  any Lender claims indemnification from a Borrower under Clause 13.3 (Tax indemnity) or Clause 14.1 (Increased costs),

the Company may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans.

(b)                                 On receipt of a notice referred to in paragraph (a) above the Commitment of that Lender shall immediately be reduced to zero.

(c)                                  On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan.

8.6                               Restrictions

(a)                                 Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                                 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)                                  Except where repayment occurs pursuant to sub-paragraph (c)(x)(B)(2) of Clause 21.3 (Negative Pledge), or where any other contrary indication appears in this Agreement, any Loan which is repaid or prepaid may be reborrowed in accordance with the terms of this Agreement.

(d)                                 The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)                                  Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)                                   If the Facility Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

8.7                               Right of Cancellation in relation to a Defaulting Lender

(a)                                 If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Facility Agent five Business Days’ notice of cancellation of the Available Commitment of that Lender.

(b)                                 On the notice referred to in paragraph (a) above becoming effective, the Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)                                  The Facility Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

SECTION 5

COSTS OF UTILISATION

9.                                      INTEREST

9.1                               Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                                 Margin;

(b)                                 LIBOR or, in relation to any Loan in Euro, EURIBOR; and

(c)                                  Mandatory Cost, if any.

9.2                               Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on each Loan on the last day of the Interest Period applicable to such Loan (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

9.3                               Default interest

(a)                                 If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is the sum of 1 per cent. per annum and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably).

(b)                                 If the overdue amount is principal of a Loan and became due on a day other than the last day of an Interest Period relating to that Loan, the first Interest Period applicable to that overdue amount shall be of a duration equal to the unexpired portion of that Interest Period and the rate of interest on that overdue amount for that Interest Period shall be the sum of 1 per cent. per annum and the rate applicable to it immediately before it became due.

(c)                                  Any interest accruing under this Clause 9.3 shall be immediately payable by the Obligor on demand by the Facility Agent.

(d)                                 Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4                               Notification of rates of interest

The Facility Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

10.                               INTEREST PERIODS

10.1                        Selection of Interest Periods

(a)                                 A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(b)                                 Subject to this Clause 10, a Borrower (or the Company) may select an Interest Period of 1, 2, 3 or 6 Months or any other period agreed between the Company and the Facility Agent (acting on the instructions of all the Lenders).

(c)                                  An Interest Period for a Loan shall not extend beyond the Termination Date.

(d)                                 Each Loan has one Interest Period only.

10.2                        Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.                               CHANGES TO THE CALCULATION OF INTEREST

11.1                        Absence of quotations

Subject to Clause 11.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2                        Market disruption

(a)                                 If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)                                     the Margin;

(ii)                                  the rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from the lowest cost source reasonably available to it for such purposes; and

(iii)                               the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

(b)                                 In this Agreement “Market Disruption Event” means:

(i)                                     at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and period; or

(ii)                                  before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

11.3                        Alternative basis of interest or funding

(a)                                 If a Market Disruption Event occurs and the Facility Agent or the Company so requires, the Facility Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)                                 Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

11.4                        Break Costs

(a)                                 Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)                                 Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12.                               FEES

12.1                        Commitment Fee

(a)                                 The Original Borrower shall pay to the Facility Agent (for the account of each Lender) a fee in the Base Currency computed daily at the rate of 35% of the applicable Margin on that Lender’s Available Commitment on each day during the Availability Period.

(b)                                 The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

12.2                        Upfront fee

The Original Borrower shall pay to the Facility Agent for the account of each Lender an upfront fee in the amount and at the times agreed in a Fee Letter.

12.3                        Coordination fee

The Original Borrower shall pay to the Facility Agent for the account of each Co-ordinator a coordination fee in the amount and at the times agreed in a Fee Letter.

12.4                        Utilisation fee

(a)                                 The Original Borrower shall pay to the Facility Agent (for the account of each Lender) a fee in the Base Currency computed at the applicable rate on each

Lender’s participation in the Loans for the Availability Period. The “applicable rate” for any day on which the amount of its participation in the Loans:

(i)                                     is less than 33 1/3 per cent. of the amount of its Commitment on that day is zero;

(ii)                                  equals or exceeds 33 1/3 per cent. but is less than 66 2/3 per cent. of the amount of its Commitment on that day is 0.15 per cent. per annum; and

(iii)                               equals or exceeds 66 2/3 per cent., of the amount of the amount of its Commitment on that day is 0.30 per cent. per annum.

In relation to any day on which a Lender’s Commitment equals zero but its participation in the Loans does not, for the purpose of calculating the utilisation fee its Commitment shall be deemed to be the amount at which it stood immediately before it first equalled zero.

(b)                                 The accrued utilisation fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and at the time the cancellation of the relevant Lender’s Commitment is effective or, if later, the last day on which any part of its participation in the Loans becomes repayable.

12.5                        Agency Fee

The Company shall pay to the Facility Agent (for the account of the Facility Agent) an agency fee in the amount and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

13.                               TAX GROSS UP AND INDEMNITIES

13.1                        Definitions

(a)                                 In this Clause 13.1:

“Protected Party” means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means a Lender which is (on the date a payment falls due):

(i)                                     (in respect only of payments made by an Obligor which is resident for tax purposes in the United Kingdom) within the charge to United Kingdom corporation tax as respects that payment and that is a Lender in respect of an advance made by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time the advance was made;

(ii)                                  in respect only of payments made by an Obligor incorporated in Switzerland or an Obligor which is resident for tax purposes in Switzerland, any Lender;

(iii)                               entitled to the payment under a double taxation agreement in force on that date (subject to the completion of any necessary formalities) without a Tax Deduction (a “Treaty Lender”); or

(iv)                              entitled under the domestic law of the jurisdiction in which the relevant Obligor is resident for tax purposes, to the payment without a Tax Deduction.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax (including without limitation, Swiss Withholding Tax) from a payment under a Finance Document.

“Tax Payment” means an increased payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

(b)                                 Unless a contrary indication appears, in this Clause 13 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

13.2                        Tax gross-up

(a)                                 Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                                 The Company or a Lender shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. If the Facility Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)                                  If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                                 A payment shall not be increased under paragraph (c) above where the Lender entitled to the payment:

(i)                                     is not or has ceased to be a Qualifying Lender in respect of that payment other than as a result of any change after the date it became a Lender in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or published concession of any relevant taxing authority; or

(ii)                                  is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below.

(e)                                  If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)                                   Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other, evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)                                  (i)                                     Subject to sub-paragraph (ii) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall cooperate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(ii)                                  Nothing in sub-paragraph (i) above shall require a Treaty Lender to:

(A)                               register under the HMRC DT Treaty Passport scheme;

(B)                               apply the HMRC DT Treaty Passport scheme to any Loan if it has so registered; or

(C)                               file treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (h) below or paragraph (a) of Clause 13.5 (HMRC DT Treaty Passport scheme confirmation)and the Obligor making that payment has not complied with its obligations under paragraph (i) below or paragraph (b) of Clause 13.5 (HMRC DT Treaty Passport scheme confirmation).

(h)                                 A Treaty Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Facility Agent and without liability to any Obligor) by including its scheme reference number and its jurisdiction of tax residence opposite its name in Part II of Schedule 1 (The Original Lenders).

(i)                                     Where a Lender includes the indication described in paragraph (h) above in Part II of Schedule 1 (The Original Lenders):

(i)                                     the Original Borrower shall, to the extent that that Lender is a Lender under the Facility made available to the Original Borrower pursuant to Clause 2.1 (The Facility) file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the date of this Agreement and shall promptly provide the Lender with a copy of that filing; and

(ii)                                  each Additional Borrower shall, to the extent that that Lender is a Lender under the Facility made available to that Additional Borrower pursuant to Clause 2.1 (The Facility), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of becoming an Additional Borrower and shall promptly provide the Lender with a copy of that filing.

(j)                                    If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (h) above or paragraph (a) of Clause 13.5 (HMRC DT Treaty Passport scheme confirmation), no Obligor shall file any form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Utilisation.

13.3                        Tax indemnity

(a)                                 A Borrower shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

(b)                                 Paragraph (a) above shall not apply:

(i)                                     with respect to any Tax assessed on a Finance Party:

(A)                               under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)                               under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)                                  to the extent a loss, liability or cost:

(A)                               is compensated for by an increased payment under Clause 13.2 (Tax gross-up); or

(B)                               would have been compensated for by an increased payment under Clause 13.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 13.2 (Tax gross-up) applied.

(c)                                  A Protected Party making, or intending to make, a claim pursuant to paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Company.

(d)                                 A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Facility Agent.

13.4                        Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)                                 a Tax Credit is attributable, either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and

(b)                                 that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Obligor.

13.5                        HMRC DT Treaty Passport scheme confirmation

(a)                                 A New Lender or an Increase Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Facility Agent and without liability to any Obligor) in the Transfer Certificate or Increase Confirmation which it executes by including its scheme reference number and its jurisdiction of tax residence in that Transfer Certificate or Increase Confirmation.

(b)                                 Where a New Lender or an Increase Lender includes the indication described in paragraph (a) above in the relevant Transfer Certificate or Increase Confirmation:

(i)                                     each Borrower which is a Party as a Borrower as at the relevant Transfer Date or the date on which the increase in Total Commitments described in the relevant Increase Confirmation takes effect shall, to the extent that that New Lender or Increase Lender becomes a Lender under the Facility which is made available to that Borrower pursuant to Clause 2.1 (The Facility), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of that Transfer Date or that date on which the increase in Total Commitments takes effect and shall promptly provide the Lender with a copy of that filing; and

(ii)                                  each Additional Borrower which becomes an Additional Borrower after the relevant Transfer Date or the date on which the increase in Total Commitments described in the relevant Increase Confirmation takes effect shall, to the extent that that New Lender or Increase Lender is a Lender under the Facility which is made available to that Additional Borrower pursuant to Clause 2.1 (The Facility), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of becoming an Additional Borrower and shall promptly provide the Lender with a copy of that filing.

(c)                                  The obligations in paragraph (i) of clause 13.2 (Tax gross up) and paragraph (b) of this clause 13.5 (HMRC DT Treaty Passport scheme confirmation) shall apply to a Borrower which is resident in the United Kingdom for tax purposes.

13.6                        Stamp taxes

A Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

13.7                        Lender status confirmation

Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate or Increase Confirmation which it executes on becoming a Party, and for the benefit of the Facility Agent and without any liability to any Obligor, which of the following categories it falls in, in respect of each Obligor:

(a)                                 not a Qualifying Lender;

(b)                                 a Qualifying Lender (other than a Treaty Lender); or

(c)                                  a Treaty Lender.

If a New Lender fails to indicated its status in accordance with this clause 13.7 then such New Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Facility Agent which category applies (and the Facility Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, a Transfer Certificate or

Increase Confirmation shall not be invalidated by any failure of a Lender to comply with this Clause 13.7 (Lender status confirmation).

13.8                        Value added tax

(a)                                 All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)                                 If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)                                     (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and.

(ii)                                  (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)                                  Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party must also at the same time reimburse or indemnify (as the case may be) the Finance Party against all VAT incurred by the Finance Party in respect of such costs or expenses but only to the extent that the Finance Party (reasonably) determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the VAT.

(d)                                 Any reference in this Clause 13.8 (Value added tax) to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules

(provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be).

(e)                                  In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

14.                               INCREASED COSTS

14.1                        Increased costs

(a)                                 Subject to Clause 14.3 (Exceptions) a Borrower shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation after the date of this Agreement or (ii) compliance with any law or regulation made after the date of this Agreement or (iii) the implementation or application of, or compliance with, Basel III or any law or regulation that implements or applies Basel III.

(b)                                 In this Agreement:

(i)                                     “Increased Costs” means:

(A)                               a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(B)                               an additional or increased cost; or

(C)                               a reduction of any amount due and payable under any Finance Document,

which can be reasonably evidenced to the Borrowers and that is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document 14.2 (Increased cost claims); and

(ii)                                  “Basel III” means the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on

Banking Supervision on 16 December 2010, each as amended, supplemented or restated.

14.2                        Increased cost claims

(a)                                 A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, and shall provide reasonable evidence of the circumstances by reason of which it is entitled to do so as soon as reasonably practicable, following which the Facility Agent shall promptly notify the Borrowers and supply to the Borrowers such evidence as received from the Finance Party, provided that nothing herein shall require such Finance Party to disclose any confidential information relating to the organisation of its affairs.

(b)                                 Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

14.3                        Exceptions

(a)                                 Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)                                     attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)                                  compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) applied);

(iii)                               compensated for by the payment of the Mandatory Cost;

(iv)                              attributable to the breach by the relevant Finance Party or its Affiliates of any law or regulation;

(v)                                 attributable to the introduction of, or any change in the rate of tax on the overall net income or profits of a Finance Party or its Affiliates (as the case may be) (or the overall net income or profits of a division or branch of a Finance Party of one or more of its Affiliates); or

(vi)                              attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); or

(vii)                           attributable to:

(A)                               the UK Bank Levy; or

(B)                               any similar levy imposed on a Finance Party or an Affiliate of a Finance Party or any tax imposed on a Finance Party’s or any of its Affiliates’ short-term liabilities or long-term equities and liabilities in any jurisdiction in which it is incorporated or in which it is subject to such levy or tax;

but in each case only in respect of such amounts as an Original Bank is liable, or which it could reasonably be expected to know it would become liable for, in either case as at the date of this Agreement.

(b)                                 In this Clause 14.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 13.1 (Definitions).

15.                               OTHER INDEMNITIES

15.1                        Currency indemnity

(a)                                 If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                     making or filing a claim or proof against that Obligor; or

(ii)                                  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                 Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2                        Other indemnities

The Original Borrower shall (or the Company shall procure that an Obligor will), within three Business Days of demand, indemnify each Lender against any cost, loss or liability incurred by that Lender as a result of:

(a)                                 the occurrence of any Event of Default;

(b)                                 a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Lenders);

(c)                                  funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

(d)                                 a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

15.3                        Indemnity to the Facility Agent

A Borrower shall promptly indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(a)                                 investigating any event which it reasonably believes is a Default; or

(b)                                 entering into or performing any foreign exchange contract for the purposes of Clause 6 (Optional Currencies); or

(c)                                  acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16.                               MITIGATION BY THE LENDERS

16.1                        Mitigation

(a)                                 Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                                 Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2                        Limitation of liability

(a)                                 A Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

(b)                                 A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.                               COSTS AND EXPENSES

17.1                        Transaction expenses

Subject to any cap separately agreed between the Mandated Lead Arranger and any Obligor, a Borrower shall promptly on demand pay the Facility Agent and the Mandated Lead Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)                                 this Agreement and any other documents referred to in this Agreement; and

(b)                                 any other Finance Documents executed after the date of this Agreement.

17.2                        Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 29.10 (Change of currency), a Borrower shall, within three Business Days of demand, reimburse the Facility Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent in responding to, evaluating, negotiating or complying with that request or requirement.

17.3                        Enforcement costs

A Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 7

GUARANTEE

18.                               GUARANTEE AND INDEMNITY

18.1                        Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)                                 guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

(b)                                 undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)                                  agrees with each Finance Party that if, any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 18 if the amount claimed had been recoverable on the basis of a guarantee.

18.2                        Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3                        Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 18 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

18.4                        Waiver of defences

The obligations of each Guarantor under this Clause 18 will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

(a)                                 any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)                                 the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                                 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)                                  any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension or increase in the Facility or the addition of any new facility under any Finance Document or other document or security;

(f)                                   any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)                                  any insolvency or similar proceedings.

18.5                        Guarantor Intent

Without prejudice to the generality of Clause 18.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with the foregoing.

18.6                        Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.7                        Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)                                 refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)                                 hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 18.

18.8                        Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)                                 to be indemnified by an Obligor;

(b)                                 to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)                                  to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)                                 to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 18.1 (Guarantee and Indemnity);

(e)                                  to exercise any right of set-off against any Obligor (provided that this shall not prevent the exercise of set-off between Obligors in the ordinary course of business (excluding any repayment or prepayment of intra-Group loans) as set out in Clause 21.3 (Negative pledge)); and/or

(f)                                   to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 29 (Payment mechanics).

18.9                        Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)                                 that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)                                 each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

18.10                 Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.                               REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement.

19.1                        Status

(a)                                 It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                                 It and each of its Material Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

19.2                        Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), legal, valid, binding and enforceable obligations.

19.3                        Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)                                 any law or regulation applicable to it, breach of which could reasonably be expected to have a Material Adverse Effect;

(b)                                 the constitutional documents of any member of the Group; or

(c)                                  any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets breach of which could reasonably be expected to have a Material Adverse Effect.

19.4                        Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

19.5                        Validity and admissibility in evidence

All Authorisations required or desirable:

(a)                                 to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)                                 to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

19.6                        Governing law and enforcement

(a)                                 The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation, subject to any general principles of law which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation).

(b)                                 Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation, subject to any general principles of law which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation).

19.7                        Deduction of Tax

It is not required under the law of its jurisdiction of incorporation in force at the date of this Agreement to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

19.8                        No filing or stamp taxes

Under the law of its jurisdiction of incorporation in force at the date of this Agreement it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that, except as described in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

19.9                        No default

(a)                                 No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)                                 No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Material Subsidiaries or to which its (or its Material Subsidiaries’) assets are subject which might reasonably be expected to have a Material Adverse Effect.

19.10                 No misleading information

(a)                                 Any factual information provided by or on behalf of a member of the Group and contained in the Information Package was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)                                 So far as it is aware, nothing has occurred or been omitted from the Information Package, and no information has been given or withheld, that results in the information contained in the Information Package being untrue or misleading in any material respect.

19.11                 Financial statements

(a)                                 Its Original Financial Statements were prepared in accordance with IAS consistently applied.

(b)                                 Its Original Financial Statements give a true and fair view of its financial condition and operations (consolidated in the case of the Company) as at the end of and for the relevant financial year unless expressly disclosed to the contrary in those financial statements or in writing by the Company to the Facility Agent before the date of this Agreement.

19.12                 No Material Adverse Change

There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group taken as a whole, in the case of the Company) since the date as at which the Original Financial Statements were prepared.

19.13                 Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.14                 No proceedings pending or threatened

Save as disclosed in Schedule 9 (Disclosure), no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which are reasonably likely to be adversely determined and, if so adversely determined, might reasonably be expected to have a Material Adverse Effect have been started or (to the best of its knowledge and belief) threatened against it or any of its Subsidiaries.

19.15                 No Winding-up

No Material Subsidiary or Obligor has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against such Material Subsidiary or Obligor for its winding-up, dissolution, administration or re-organisation (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or any or all of its assets or revenues.

19.16                 Security

No Security exists over all or any of the present or future revenues or assets of any member of the Group (except as permitted under sub-paragraphs (c)(i) to (c)(xii) of Clause 21.3 (Negative Pledge)).

19.17                 Material Subsidiaries

Each member of the Group which, as at the date of this Agreement, is a Material Subsidiary is listed in Part III (The Material Subsidiaries) of Schedule 1 (The Original Parties).

19.18                 Ownership of Borrower

Each Borrower is a wholly-owned direct or indirect Subsidiary of CCH or the Company.

19.19                 Dutch FSA

The Original Borrower is in compliance with the Dutch FSA and any regulations issued pursuant thereto.

19.20                 Tax Status

No notice under Section 36 of the Tax Collection Act (Invorderingswet 1990) has been given by any member of the Group.

19.21                 Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

20.                               INFORMATION UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1                        Financial statements

The Company shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)                                 as soon as the same become available, but in any event within 120 days after the end of each of its financial years:

(i)                                     its audited consolidated financial statements for that financial year; and

(ii)                                  the financial statements (audited, if prepared) of each Obligor for that financial year; and

(b)                                 as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years its consolidated financial statements (if produced) for that financial half year.

Provided that the obligation to supply copies of the financial statements as set out in this Clause 20.1 (Financial Statements) shall be satisfied by the Company making such copies of the financial statements available on the CCH’s website (www.cocacolahellenic.com) or the Company’s website (www.coca-colahbcag.com) unless a Lender requests in writing for a copy of the relevant set of financial statements in which case the Company must supply the same through the Facility Agent.

20.2                        Compliance Certificate

(a)                                 The Company shall supply to the Facility Agent, with each set of financial statements delivered pursuant to sub-paragraph (a)(i) of Clause 20.1 (Financial statements), a Compliance Certificate (listing the Material Subsidiaries as at the end of the relevant financial year).

(b)                                 Each Compliance Certificate shall be signed by two directors of the Company and, if requested by the Facility Agent stating that it is of the opinion that such Compliance Certificate is inaccurate (such opinion to be based on reasonable grounds) the Company shall deliver a further Compliance Certificate, in relation to the relevant financial statements, signed by the Company’s auditors.

20.3                        Requirements as to financial statements

(a)                                 Each set of financial statements delivered by the Company pursuant to Clause 20.1 (Financial statements) shall be certified by a director or other senior officer of the relevant company as fairly representing its (or, as the case may be, its consolidated) financial condition and operations as at the end of and for the period in relation to which those financial statements were drawn up.

(b)                                 The Company shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 20.1 (Financial statements) is prepared using IAS, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in IAS, the accounting practices or reference periods in which case the Company shall deliver to the Facility Agent:

(i)                                     a description of any change necessary for those financial statements to reflect the IAS, accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared; and

(ii)                                  sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements.

20.4                        Information: miscellaneous

The Company shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)                                 all documents dispatched by the Company to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched; and

(b)                                 promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Facility Agent) may reasonably request.

20.5                        Notification of default and rating change

(a)                                 Each Obligor shall notify the Facility Agent of:

(i)                                     any Default (and the steps, if any, being taken to remedy it); and

(ii)                                  any rating change assigned by any Rating Agency, in each case promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)                                 Promptly upon a request by the Facility Agent, the Company shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.6                        “Know your customer” checks

(a)                                 If:

(i)                                     the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)                                  any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)                               a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Facility Agent or any Lender (or, in the case of sub-paragraph (a)(iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in sub-paragraph (a)(iii) above, on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in sub-paragraph (a)(iii) above, any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks in relation to any relevant person pursuant to the transactions contemplated in the Finance Documents.

(b)                                 Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied with the results of all necessary “know your customer” or other checks on Lenders or prospective new Lenders pursuant to the transactions contemplated in the Finance Documents.

(c)                                  The Company shall, by not less than 10 Business Days’ prior written notice to the Facility Agent, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 24 (Changes to the Obligors).

(d)                                 Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Facility Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Facility Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

21.                               GENERAL UNDERTAKINGS

The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1                        Authorisations

Each Obligor shall promptly:

(a)                                 obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                                 supply certified copies to the Facility Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its material obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence (subject to any general principles of law which are referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation)) in its jurisdiction of incorporation of any material provision of any Finance Document.

21.2                        Compliance with laws

Each Obligor shall comply in all respects with all laws, including the Dutch FSA, to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

21.3                        Negative pledge

In this Clause 21.3, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

(a)                                 No Obligor shall (and the Company shall ensure that no Material Subsidiary will) create or permit to subsist any Security over any of its assets.

(b)                                 No Obligor shall (and the Company shall ensure that no Material Subsidiary will):

(i)                                     sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)                                  sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                               enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)                              enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)                                  Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security listed below:

(i)                                     any Security or Quasi-Security listed in Schedule 7 (Existing Security) except to the extent the principal amount secured by that Security or Quasi-Security exceeds the amount stated in that Schedule;

(ii)                                  any netting or set-off arrangement entered into by an Obligor or a Material Subsidiary in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(iii)                               any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Group for the purpose of:

(A)                               hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or

(B)                               its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only,

excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction;

(iv)                              any lien arising by operation of law and in the ordinary course of trading;

(v)                                 any Security or Quasi-Security over or affecting any asset acquired by an Obligor or a Material Subsidiary after the date of this Agreement if:

(A)                               the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by that Obligor or Material Subsidiary;

(B)                               the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by that Obligor or Material Subsidiary; and

(C)                               the Security or Quasi-Security is removed or discharged within 6 months of the date of acquisition of such asset;

(vi)                              any Security or Quasi-Security over or affecting any asset of any company which becomes a Material Subsidiary after the date of this Agreement, where the Security or Quasi-Security was created prior to the date on which that company becomes a member of the Group, if:

(A)                               the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

(B)                               the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(C)                               the Security or Quasi-Security is removed or discharged within 6 months of that company becoming a Material Subsidiary;

(vii)                           any title transfer or retention of title arrangement entered into by an Obligor or a Material Subsidiary in the normal course of its trading activities on the counterparty’s standard or usual terms;

(viii)                        any Security which has been approved by the Majority Lenders;

(ix)                              any Security over any goods or related documents of title arising in the ordinary course of business in favour of any bank or other financial institution in connection with the raising of finance directly in connection with the purchase of such goods;

(x)                                 any transaction falling within sub-paragraph (b)(i) above:

(A)                               to the extent that the aggregate consideration received for the relevant asset, together with all previous assets sold, transferred or otherwise disposed of on such terms does not exceed €125,000,000, or its equivalent in other currencies; or

(B)                               if the consideration received for the relevant asset sold, transferred or disposed of, when aggregated with the consideration received for all previous assets sold, transferred or otherwise disposed of on such terms, exceeds €125,000,000 or its, equivalent in other currencies:

(1)                                 all or part of the Available Facility is, within 15 Business Days, cancelled in accordance with Clause 8.3 (Voluntary cancellation) and/or (at the Company’s discretion)

(2)                                 all or part of the Loans then outstanding are, on or before the end of the then current Interest Period (or if such Interest Period ends within 10 Business Days, the next succeeding Interest Period), prepaid in accordance with Clause 8.4 (Voluntary prepayment of Loans) (in which case the amount so prepaid shall not be available for redrawing and the Commitments shall be reduced accordingly)

and the aggregate amount (in the Base Currency) so cancelled and/or prepaid and cancelled is not less than the amount of the excess consideration over €125,000,000 detailed in sub-paragraph (c)(x)(A) above;

(xi)                              any Security not falling within sub-paragraphs (c)(i) to (c)(x) above, provided that the aggregate amount of indebtedness secured by all Security falling within this paragraph shall not, at any time, exceed €100,000,000 (or its equivalent in another currency or currencies); and

(xii)                           any Security for the sole purpose of extending, renewing or replacing in whole or in part indebtedness secured by any Security referred to in the foregoing sub-paragraphs (c)(i) to (c)(xi), inclusive, or in this sub-paragraph (c)(xii), provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the property which secured the indebtedness so extended, renewed or replaced.

21.4                        Disposals

(a)                                 No Obligor shall (and the Company shall ensure that no Material Subsidiary will) enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset.

(b)                                 Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)                                     made in the ordinary course of business for fair market value;

(ii)                                  of assets in exchange for other assets comparable or superior as to type, value and quality;

(iii)                               of obsolete assets;

(iv)                              by any member of the Group to an Obligor or Material Subsidiary;

(v)                                 on arms length terms to Coca-Cola;

(vi)                              on arms length terms of the Group’s 50 per cent. interest in Brewinvest S.A.;

(vii)                           by a member of the Group to another member of the Group to the extent such disposal forms part of a Permitted Reorganisation;

(viii)                        which is permitted pursuant to Clause 21.3 (Negative pledge); or

(ix)                              where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under sub-paragraphs (b)(i) to (b)(viii) above) does not exceed €100,000,000 (or its equivalent in another currency or currencies) in any financial year.

21.5                        Merger

(a)                                 No Obligor shall (and the Company shall ensure that no other Material Subsidiary will) enter into any amalgamation, demerger, merger or corporate reconstruction other than any intra Group merger (provided that, in the case of any intra Group merger between members of the Group and any Obligor, that Obligor is the surviving entity).

(b)                                 Paragraph (a) above does not apply to:

(i)                                     a disposal permitted pursuant to Clause 21.4 (Disposals); or

(ii)                                  an amalgamation, demerger, merger or corporate reconstruction:

(A)                               with the prior consent of the Majority Lenders; or

(B)                               that is a Permitted Reorganisation.

21.6                        Change of business

The Company shall procure that no substantial change is made to the general nature of the business of the Company or the Obligors or the Group taken as a whole from that carried on at the date of this Agreement.

21.7                        Subsidiary indebtedness

(a)                                 No Material Subsidiary which is not an Obligor shall (and the Company shall ensure that no Material Subsidiary which is not an Obligor will) incur or allow to remain outstanding Financial Indebtedness.

(b)                                 Paragraph (a) does not apply to any Financial Indebtedness:

(i)                                     arising under this Agreement;

(ii)                                  the outstanding principal amount of which does not exceed in aggregate at any time an amount the equivalent of 10% of the total assets of the Group (determined by reference to the most recent audited statements of the Group); or

(iii)                               arising in respect of Treasury Transactions.

22.                               EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 22 is an Event of Default (save for Clause 22.13 (Acceleration)).

22.1                        Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)                                 its failure to pay is caused by administrative or technical error; and

(b)                                 payment is made within 3 Business Days of its due date.

22.2                        Obligations

(a)                                 An Obligor does not comply with any provision of the Finance Documents (other than that referred to in Clause 22.1 (Non-payment)).

(b)                                 No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 21 days of the earlier of the Facility Agent giving notice to the Company or the Company becoming aware of the failure to comply.

22.3                        Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

22.4                        Cross default

(a)                                 Any Financial Indebtedness of an Obligor or a Material Subsidiary is not paid when due nor within any originally applicable grace period.

(b)                                 Any Financial Indebtedness of an Obligor or a Material Subsidiary is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                                  Any commitment for any Financial Indebtedness of an Obligor or a Material Subsidiary is cancelled or suspended by a creditor of an Obligor or a Material Subsidiary as a result of an event of default (however described).

(d)                                 Any creditor of an Obligor or a Material Subsidiary becomes entitled to declare any Financial Indebtedness of an Obligor or a Material Subsidiary due and payable prior to its specified maturity as a result of an event of default (however described).

(e)                                  No Event of Default will occur under paragraphs (a) to (d) of this Clause 22.4 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than €35,000,000 (or its equivalent in any other currency or currencies).

22.5                        Insolvency

(a)                                 An Obligor or a Material Subsidiary is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)                                 The value of the assets of an Obligor or a Material Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities) resulting in a state of affairs which renders that Obligor or Material Subsidiary insolvent under applicable local law.

(c)                                  A moratorium is declared in respect of all or any substantial part of the indebtedness of an Obligor or a Material Subsidiary.

22.6                        Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)                                 the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of an Obligor or Material Subsidiary other than a solvent liquidation or reorganisation of an Obligor or a Material Subsidiary;

(b)                                 a composition, assignment or arrangement with any creditor of an Obligor or a Material Subsidiary;

(c)                                  the appointment of a liquidator (other than in respect of a solvent liquidation), receiver, administrator, administrative receiver, trustee in bankruptcy, compulsory manager or other similar officer in respect of an Obligor or a Material Subsidiary or any of its assets; or

(d)                                 enforcement of any Security over any assets of an Obligor or any member of the Group having an aggregate value of and in respect of indebtedness aggregating not less than the amount specified in paragraph (e) of Clause 22.4 (Cross default).

or any analogous procedure or step is taken in any jurisdiction. This clause 22.6 (Insolvency proceedings) shall not apply to any winding up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

22.7                        Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects the whole or any material part of the assets of an Obligor or a Material Subsidiary and is not discharged within 30 days.

22.8                        Ownership of the Obligors

(a)                                 An Obligor or Material Subsidiary (other than the Company and Coca-Cola HBC Switzerland Ltd) is not or ceases to be a Subsidiary which is wholly-owned (as to ordinary share capital) directly or indirectly by CCH or the Company.

(b)                                 Coca-Cola HBC Switzerland Ltd is not or ceases to be at least a 99.91 per cent. owned direct or indirect Subsidiary of CCH or the Company.

22.9                        Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its material obligations under the Finance Documents.

22.10                 Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

22.11                 Loss of Anchor or Key Bottler Status

(a)                                 CCH loses its Anchor or Key Bottler Status (other than to the extent that the Company gains such status).

(b)                                 If, the Company has Anchor or Key Bottler Status, the Company loses its Anchor or Key Bottler Status.

22.12                 Tax Status

A notice under Section 36 of the Dutch 1990 Tax Collection Act (Invorderingswet 1990) has been given by any member of the Group.

22.13                 Acceleration

On and at any time after the occurrence of an Event of Default the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(a)                                 cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)                                 declare that all or part of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)                                  declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders.

SECTION 9

CHANGES TO PARTIES

23.                               CHANGES TO THE LENDERS

23.1                        Assignments and transfers by the Lenders

(a)                                 Subject to this Clause 23, a Lender (the “Existing Lender”) may:

(i)                                     assign any of its rights; or

(ii)                                  transfer by novation any of its rights and obligations,

to another bank or financial institution (the “New Lender”).

(b)                                 Any assignment or transfer by a Lender of its Commitment under this Clause 23 must be for the full amount thereof or in a minimum amount of €5,000,000.

23.2                        Conditions of assignment or transfer

(a)                                 The consent of the Company (acting reasonably) is required for an assignment or transfer by a Lender, unless the assignment or transfer is (a) to another Lender or an Affiliate of a Lender; or (b) made at a time when an Event of Default is continuing or (c) the assignment is in favour of a central bank or federal reserve.

(b)                                 The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed (for the avoidance of doubt, it shall not be unreasonable to withhold consent if the transferee has a credit rating of lower than A-/A3). The Company will be deemed to have given its consent fifteen Business Days after the Lender has requested it unless consent is expressly refused by the Company within that time.

(c)                                  The consent of the Company to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

(d)                                 An assignment will only be effective on:

(i)                                     receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)                                  performance by the Facility Agent of all necessary “know your customer” or other similar checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(e)                                  A transfer will only be effective if the procedure set out in Clause 23.5 (Procedure for transfer) is complied with.

(f)                                   If:

(i)                                     a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                                  as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

23.3                        Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of €1,500 unless such assignment or transfer is to an Existing Lender or an Affiliate of the Existing Lender whereby no fee will be payable.

23.4                        Limitation of responsibility of Existing Lenders

(a)                                 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                     the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                                  the financial condition of any Obligor;

(iii)                               the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)                              the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                                 Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                     has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)                                     will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                                  Nothing in any Finance Document obliges an Existing Lender to:

(i)                                     accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

(ii)                                  support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

23.5                        Procedure for transfer

(a)                                 Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                                 On the Transfer Date:

(i)                                     to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                                  each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                               the Facility Agent, the Mandated Lead Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Mandated Lead Arranger and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

(iv)                              the New Lender shall become a Party as a “Lender”.

23.6                        Security over Lender’s rights

In addition to the other rights provided to Lenders under this Clause 23, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)                                 any charge, assignment or other Security to secure obligations to a federal reserve, European Central Bank or other central bank; and

(b)                                 in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representative of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)                                     release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Lender as a party to any of the Finance Documents; or

(ii)                                  require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

A Lender shall notify the Facility Agent if they charge, assign, or otherwise create Security pursuant to this Clause 23.6 (Security over Lender’s rights) in or over all or any of its rights under any Finance Document to secure obligations of that Lender, provided that there is no obligation to so notify the Facility Agent if that Lender is prohibited from doing so by requirements of confidentiality.

24.                               CHANGES TO THE OBLIGORS

24.1                        Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

24.2                        Additional Borrowers

(a)                                 Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 20.6 (“Know your customer” checks), the Company may request that any of its wholly owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

(i)                                     all the Lenders approve the addition of that Subsidiary;

(ii)                                  the Company delivers to the Facility Agent a duly completed and executed Accession Letter;

(iii)                               the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(iv)                              the Facility Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Facility Agent.

(b)                                 The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II Schedule 2 (Conditions precedent).

(c)                                  Upon becoming an Additional Borrower that Subsidiary shall make any filings (and provide copies of such filings) as required by paragraph (i) of Clause 13.2 (Tax gross-up) and paragraph (b) of Clause 13.5 (HMRC DT Treaty Passport scheme confirmation) in accordance with those paragraphs.

24.3                        Resignation of a Borrower

(a)                                 The Company may request that a Borrower ceases to be a Borrower by delivering to the Facility Agent a Resignation Letter.

(b)                                 The Facility Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)                                     no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)                                  such Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

24.4                        Additional Guarantors

(a)                                 Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 20.6 ( “Know your customer” checks), the Company may request that any of its wholly owned Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

(i)                                     the Company delivers to the Facility Agent a duly completed and executed Accession Letter; and

(ii)                                  the Facility Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Facility Agent.

(b)                                 The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

24.5                        Resignation of a Guarantor

(a)                                 With the prior consent of all the Lenders, the Company may request that a Guarantor (other than the Company or Finance PLC) ceases to be a Guarantor by delivering to the Facility Agent a Resignation Letter.

(b)                                 The Company may at any time request that Finance PLC resign as a Guarantor by delivering to the Facility Agent a Resignation Letter.

(c)                                  The Facility Agent shall accept a Resignation Letter and notify the Company and the other Finance Parties of its acceptance if:

(i)                                     the Company has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)                                  no payment is due from such Guarantor under Clause 8 (Prepayment and cancellation); and

(iii)                               in the case of Finance PLC only, it confirms, (and provides evidence satisfactory to the Facility Agent) that it is no longer a guarantor of other Financial Indebtedness within the Group.

(d)                                 The Facility Agent may, at the cost and expense of the Company, require a legal opinion from counsel to the Facility Agent confirming the matters set out in paragraph (c) above and the Facility Agent shall be under no obligation to accept a Resignation Letter until it has obtained such opinion in form and substance satisfactory to it.

24.6                        Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

25.                               CONFIDENTIAL INFORMATION

25.1                        Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 25.2 (Disclosure of information) and Clause 25.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

25.2                        Disclosure of information

Any Finance Party may disclose:

(a)                                 to any of its Affiliates and any of its officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)                                 to any person:

(i)                                     to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Representatives and professional advisers;

(ii)                                  with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Representatives and professional advisers;

(iii)                               appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 26.14 (Relationship with the Lenders));

(iv)                              who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)                                 to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)                              to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 23.6 (Security over Lenders’ rights);

(vii)                           to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)                        who is a Party; or

(ix)                              with the consent of the Company,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)                               in relation to paragraphs (b)(i), (b)(ii) and b(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)                               in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)                               in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)                                  to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or such other form of confidentiality undertaking agreed between the Company and the relevant Lender.

25.3                        Disclosure of information to numbering service providers

(a)                                 Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one of more Obligors the following information:

(i)                                     names of Obligors;

(ii)                                  country of domicile of Obligors;

(iii)                               place of incorporation of Obligors;

(iv)                              date of this Agreement;

(v)                                 the names of the Facility Agent and the Mandated Lead Arranger;

(vi)                              date of each amendment and restatement of this Agreement;

(vii)                           amount of Total Commitments

(viii)                        currencies of the Facility

(ix)                              type of Facility

(x)                                 ranking of the Facility

(xi)                              Termination Date for the Facility;

(xii)                           changes to any of the information previously supplied pursuant to sub-paragraphs (a)(i) to (a)(xi) above; and

(xiii)                        such other information agreed between such Finance Party and the Parent,

for the sole purpose of enabling such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)                                 The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)                                  Each Obligor represents that none of the information set out in sub-paragraphs (a)(i) to (a)(xiii) above is, nor will at any time be, unpublished price-sensitive information.

(d)                                 The Facility Agent shall notify the Parent and the other Finance Parties of:

(i)                                     the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)                                  The number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

25.4                        Entire agreement

This Clause 25 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

25.5                        Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

25.6                        Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)                                 of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 25.2 (Disclosure of Confidential

Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)                                 upon becoming aware that Confidential Information has been disclosed in breach of this Clause 25 (Confidentiality).

25.7                        Continuing obligations

The obligations in this Clause 25 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)                                 the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)                                 the date on which such Finance Party otherwise ceases to be a Finance Party.

SECTION 10

THE FINANCE PARTIES

26.                               ROLE OF THE FACILITY AGENT AND THE MANDATED LEAD ARRANGER

26.1                        Appointment of the Facility Agent

(a)                                 Each of the Mandated Lead Arranger and the Lenders appoints the Facility Agent to act as its Facility Agent under and in connection with the Finance Documents.

(b)                                 Each of the Mandated Lead Arranger and the Lenders authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2                        Duties of the Facility Agent

(a)                                 The Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to it for that Party by any other Party.

(b)                                 If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

(c)                                  The Facility Agent shall promptly notify the Lenders of any Default arising under Clause 22.1 (Non-payment).

(d)                                 The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(e)                                  The Facility Agent shall provide to the Company within 10 Business Days of a request by the Company (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at that Business Day, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Facility Agent to that Lender under the Finance Documents.

26.3                        Role of the Mandated Lead Arranger

(a)                                 Except as specifically provided in the Finance Documents, the Mandated Lead Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

(b)                                 Notwithstanding any other term of this Agreement, the obligations of each Mandated Lead Arranger under this Agreement are several; the failure of any

Mandated Lead Arranger to perform such obligations shall not relieve any other Mandated Lead Arranger of any of their respective obligations or liabilities under this Agreement, nor shall any Mandated Lead Arranger be responsible for the obligations of any other Mandated Lead Arranger under this Agreement.

26.4                        No fiduciary duties

(a)                                 Nothing in this Agreement constitutes the Facility Agent or the Mandated Lead Arranger as a trustee or fiduciary of any other person.

(b)                                 Neither the Facility Agent nor the Mandated Lead Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

26.5                        Business with the Group

The Facility Agent and the Mandated Lead Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

26.6                        Rights and discretions of the Facility Agent

(a)                                 The Facility Agent may rely on:

(i)                                     any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)                                  any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                                 The Facility Agent may assume (unless it has received notice to the contrary in its capacity as Facility Agent for the Lenders) that:

(i)                                     no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Non-payment));

(ii)                                  any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)                               any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)                                  The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)                                 The Facility Agent may act in relation to the Finance Documents through its personnel and agents.

(e)                                  The Facility Agent may disclose to any Party any information it reasonably believes it has received as Facility Agent under this Agreement.

(f)                                   Without prejudice to the generality of paragraph (e) above, the Facility Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Company and shall disclose the same upon the written request of the Company or the Majority Lenders.

26.7                        Majority Lenders’ instructions

(a)                                 Unless a contrary indication appears in a Finance Document, the Facility Agent shall (a) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Facility Agent) and (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

(b)                                 Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Lenders and the Mandated Lead Arranger.

(c)                                  The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)                                 In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)                                  The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

26.8                        Responsibility for documentation

Neither the Facility Agent nor the Mandated Lead Arranger:

(a)                                 is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, the Mandated Lead Arranger, an Obligor or any other person given in or in connection with any Finance Document or the Information Package; or

(b)                                 is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

26.9                        Exclusion of liability

(a)                                 Without limiting paragraph (b) below, the Facility Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)                                 No Party may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or Facility Agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent may rely on this Clause.

(c)                                  The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(d)                                 Nothing in this Agreement shall oblige the Facility Agent or the Mandated Lead Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent and the Mandated Lead Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Mandated Lead Arranger.

26.10                 Lenders’ indemnity to the Facility Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document).

26.11                 Resignation of the Facility Agent

(a)                                 The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Company.

(b)                                 Alternatively the Facility Agent may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders (with the agreement of the Company, not to be unreasonably withheld) may appoint a successor Facility Agent.

(c)                                  If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the retiring Facility Agent (with the agreement of the Company, not to be unreasonably withheld) may appoint a successor Facility Agent.

(d)                                 The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(e)                                  The Facility Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)                                   Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 26. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)                                  After consultation with the Company, the Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

26.12                 Replacement of the Facility Agent

(a)                                 After written agreement with the Company, the Majority Lenders may, by giving 30 days’ notice to the Facility Agent (or, at any time the Facility Agent is an Impaired Facility Agent, by giving any shorter notice determined by the Majority Lenders) replace the Facility Agent by appointing a successor Facility Agent.

(b)                                 The retiring Facility Agent shall (at its own cost) make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(c)                                  The appointment of the successor Facility Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Facility Agent. As from this date, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 26 (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date).

(d)                                 Any successor Facility Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

26.13                 Confidentiality

(a)                                 In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                                 If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

(c)                                  Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Mandated Lead Arranger is obliged to disclose to any other person (i) any Confidential Information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

26.14                 Relationship with the Lenders

(a)                                 The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior written notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                                 Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formulae).

26.15                 Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent and the Mandated Lead Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                 the financial condition, status and nature of each member of the Group;

(b)                                 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)                                  whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)                                 the adequacy, accuracy and/or completeness of the Information Package and any other information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

26.16                 Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

27.                               CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)                                 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                  oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

28.                               SHARING AMONG THE LENDERS

28.1                        Payments to Lenders

If a Lender (a “Recovering Lender”) receives or recovers any amount from an Obligor other than in accordance with Clause 29 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)                                  the Recovering Lender shall, within three Business Days, notify details of the receipt or recovery to the Facility Agent;

(b)                                   the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 29 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)                                   the Recovering Lender shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 29.6 (Partial payments).

28.2                        Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with Clause 29.6 (Partial payments).

28.3                        Recovering Lender’s rights

(a)                                  On a distribution by the Facility Agent under Clause 28.2 (Redistribution of payments), the Recovering Lender will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)                                   If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Lender for a debt equal to the Sharing Payment which is immediately due and payable.

28.4        Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

(a)                                  each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 28.2 (Redistribution of payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

(b)                                 that Recovering Lender’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to each reimbursing Lender for the amount so reimbursed.

28.5                        Exceptions

(a)                                  This Clause 28 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)                                  A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                     it notified the other Lenders of the legal or arbitration proceedings; and

(ii)                                the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

29.                               PAYMENT MECHANICS

29.1                        Payments to the Facility Agent

(a)                                  On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                   Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to Euro, in the principal financial centre in a Participating Member State or London) with such bank as the Facility Agent specifies.

29.2                        Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 29.3 (Distributions to an Obligor) and Clause 29.4 (Clawback), be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to Euro, in the principal financial centre of a Participating Member State or London).

29.3                        Distributions to an Obligor

The Facility Agent may (with the consent of the Obligor or in accordance with Clause 30 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

29.4                        Clawback

(a)                                  Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                                   If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

29.5                        Impaired Facility Agent

(a)                                  If, at any time, the Facility Agent becomes an Impaired Facility Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Facility Agent in accordance with Clause 29.1 (Payments to the Facility Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

(b)                                  All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)                                  A Party which has made a payment in accordance with this Clause 29.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)                                   Promptly upon the appointment of a successor Facility Agent in accordance with Clause 26.12 (Replacement of the Facility Agent), each Party which has made a payment to a trust account in accordance with this Clause 29.5 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution in accordance with Clause 29.2 (Distributions by the Facility Agent).

(e)                                   In the event that a trust account is opened in accordance with paragraph (a) above, any Obligor or Lender that makes a payment into the trust account must first notify the Party or Parties beneficially entitled to that payment under the Finance Documents, of the account to which the payments are going to be made.

29.6                        Partial payments

(a)                                  If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)                                   first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent or the Co-ordinators under the Finance Documents;

(ii)                                secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

(iii)                             thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)                            fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                                   The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in sub-paragraphs (a)(ii) to (a)(iv) above.

(c)                                  Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

29.7                        No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.8                        Business Days

(a)                                 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                   During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

29.9                        Currency of account

(a)                                  Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)                                  A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)                                   Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)                                   Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)                                  Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

29.10                 Change of currency

(a)                                  Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                   any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (acting reasonably and after consultation with the Company); and

(ii)                                    any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably and after consultation with the Company).

(b)                                   If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

30.                               SET-OFF

While an Event of Default is continuing, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.                               NOTICES

31.1                        Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

31.2                        Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                                 in the case of the Company or any other Obligor, that identified with its name below;

(b)                                 in the case of each Lender, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

(c)                                  in the case of the Facility Agent, that identified with its name below,

or any substitute address or fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.

31.3        Delivery

(a)                                 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)            if by way of fax, when received in legible form; or

(ii)                                 if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.

(b)                                  Any communication or document to be made or delivered to the Facility Agent will be effective only when actually received by the Facility Agent and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent’s signature below (or any substitute department or officer as the Facility Agent shall specify for this purpose).

(c)                                  All notices from or to an Obligor shall be sent through the Facility Agent.

(d)                                  Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

31.4                        Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address and fax number pursuant to Clause 31.2 (Addresses) or changing its own address and fax number, the Facility Agent shall notify the other Parties.

31.5                        Communications when Facility Agent is Impaired Facility Agent

If the Facility Agent is an Impaired Facility Agent the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and to all of the relevant Finance Parties simultaneously and (while the Facility Agent is an Impaired Facility Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. In addition, the Company must disclose the list of Lenders (but not Commitments) received under paragraph (e) of Clause 26.2 (Duties of the Facility Agent) to each of the Lenders. This provision shall not operate after a replacement Facility Agent has been appointed.

31.6                        English language

(a)                                 Any notice given under or in connection with any Finance Document must be in English.

(b)                                 All other documents provided under or in connection with any Finance Document must be:

(i)                                     in English; or

(ii)                                 if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32.                               CALCULATIONS AND CERTIFICATES

32.1                        Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

32.2                        Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

32.3                        Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of in the case of Sterling, 365 days, in the case of any other currency 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

33.                               PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34.                               REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

35.                               AMENDMENTS AND WAIVERS

35.1                        Required consents

(a)                                  Subject to Clause 35.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)                                  The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 35.1.

35.2        Exceptions

(a)                                 An amendment or waiver that has the effect of changing or which relates to:

(i)                                  the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)                               an extension to the date of payment of any amount under the Finance Documents;

(iii)                            a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

(iv)                           an increase in Commitment;

(v)                              a change to the Borrowers or Guarantors other than in accordance with Clause 24.2 (Resignation of a Guarantor);

(vi)                           any provision which expressly requires the consent of all the Lenders;

(vii)                        Clause 2.3 (Lenders’ rights and obligations), Clause 23 (Changes to the Lenders) or this Clause 35; or

(viii)                     any extension of the Availability Period,

shall not be made without the prior consent of all the Lenders.

(b)                                An amendment or waiver which relates to the rights or obligations of the Facility Agent or the Mandated Lead Arranger may not be effected without the consent of the Facility Agent or the Mandated Lead Arranger.

35.3                        Disenfranchisement of Defaulting Lenders

(a)                                  For so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments.

(b)                                 For the purposes of this Clause 35.3, the Facility Agent may assume that the following Lenders are Defaulting Lenders:

(i)                                  any Lender which has notified the Facility Agent that it has become a Defaulting Lender;

(ii)                               any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent) or the Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

35.4        Replacement of a Defaulting Lender

(a)                                  The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 5 Business Days’ prior written notice to the Facility Agent and such Lender:

(i)                                   replace such Lender by requiring such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 23

(Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement; or

(ii)                                require such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of the undrawn Commitment of the Lender;

to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Company, and which (unless the Facility Agent is an Impaired Facility Agent) is acceptable to the Facility Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)                                 Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions:

(i)                                Subject to paragraph (a) of Clause 26.12 (Replacement of the Facility Agent) the Company shall have no right to replace the Facility Agent;

(ii)                             neither the Facility Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender; and

(iii)                          in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents.

36.                               COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

37.                               GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

38.                               ENFORCEMENT

38.1                        Jurisdiction of English courts

(a)                                  The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)                                   The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                   This Clause 38.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

38.2                        Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)                                   irrevocably appoints Finance PLC, at its registered office for the time being, (being at the date hereof at 1 Silk Street, London EC2Y 8HQ) (“Process Agent”), to act as its agent to accept service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)                                   agrees that failure by the Process Agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

Finance PLC as Process Agent hereby accepts the appointment set out in clause 38.2(a) above.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

PART I

THE OBLIGORS

Registration number (or
Name of Original Borrower	equivalent, if any)

COCA-COLA HBC FINANCE B.V. (having its corporate seat in Amsterdam)	34154633

Registration number (or
Name of Original Guarantors	equivalent, if any)

COCA-COLA HBC FINANCE PLC	4197906

COCA-COLA HELLENIC BOTTLING COMPANY S.A.	13630-06-B-86-49

COCA-COLA HBC AG	CH-170.3.037.199-9

PART II

THE ORIGINAL LENDERS

		Treaty Passport
		scheme reference
		number and
		jurisdiction of tax
	Commitment	residence (if
Name of Original Lender	(Euro)	applicable)
Bank of America, National Association	50,000,000
Citibank, N.A., London Branch	50,000,000
Credit Suisse AG, London Branch	50,000,000
Deutsche Bank AG, London Branch	50,000,000
ING Bank N.V. Dublin Branch	50,000,000
Intesa Sanpaolo Bank Ireland Plc	50,000,000
Raiffeisen Bank International	50,000,000
Société Générale	50,000,000
The Royal Bank of Scotland plc	50,000,000
The Governor and Company of the Bank of Ireland	50,000,000
	500,000,000

PART III

THE MATERIAL SUBSIDIARIES

Name of Material Subsidiary

Coca-Cola Hellenic Bottling Company S.A.

Coca Cola HBC Italia S.r.l.

Coca-Cola HBC Switzerland Ltd

LLL Coca Cola HBC Eurasia

Coca-Cola HBC Greece SAIC

Coca-Cola HBC Romania Ltd

Coca-Cola HBC Polska sp.zo.o. Nigerian Bottling Company plc

CC Beverages Holdings II B.V.

3E (Cyprus) Limited

Star Bottling Limited

SCHEDULE 2

CONDITIONS PRECEDENT

PART I

1.             Obligors

(a)                                 A copy of the constitutional documents of each Guarantor.

(b)                                A copy of the articles of association (statuten) and deed of incorporation (oprichtingsakte) of the Original Borrower as well as an extract (uittreksel) from the relevant Chamber of Commerce (Kamer van Koophandel) of the Original Borrower.

(c)                                  A copy of a resolution of the board of directors of each Obligor:

(i)                                   approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)                                authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)                              authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(d)                                A copy of the resolution of the shareholders of the Original Borrower approving the resolutions of the board of managing directors and the transactions contemplated thereby and appointing an authorised person to represent the Original Borrower in case of a conflict of interest.

(e)                                  A specimen of the signature of each person authorised by the resolution referred to in paragraph (c) above.

(f)                                 A copy of a resolution signed by all the holders of the issued shares in Finance PLC, approving the terms of, and the transactions contemplated by, the Finance Documents to which Finance PLC is a party.

(g)                                 A certificate of the Company (signed by a director or any other authorised signatory of the Company) confirming that borrowing or guaranteeing, as appropriate, the aggregate Commitments of the Lenders would not cause any borrowing, guaranteeing or similar limit binding on any Obligor to be exceeded.

(h)                                A certificate of the relevant Obligor (signed by a director or any other authorised signatory) certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.                                      Legal opinions

(a)                                 A legal opinion of Clifford Chance LLP, legal advisers to the Co-ordinators and the Facility Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)                                  A legal opinion of Clifford Chance LLP, legal advisers to the Co-ordinators and the Facility Agent in The Netherlands, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(c)                                  A legal opinion of Moratis, Passas, legal advisers to the Co-ordinators and the Facility Agent in the Republic, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.                                      Other documents and evidence

(a)                                 A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document, and in respect of which the Facility Agent has notified the Company prior to the date of this Agreement.

(b)                                 The Original Financial Statements.

(c)                                  Evidence that the fees, costs and expenses then due from the Company and the Original Borrower pursuant to Clause 12 (Fees) and Clause 17 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(d)                                 Evidence that the Existing Facility has been in full.

PART II

CONDITIONS PRECEDENT REQUIRED TO BE

DELIVERED BY AN ADDITIONAL OBLIGOR

1.                                      An Accession Letter, duly executed by the Additional Obligor and the Company.

2.                                      A copy of the constitutional documents of the Additional Obligor.

3.                                      A copy of a resolution of the board of directors of the Additional Obligor:

(a)                                 approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(b)                                 authorising a specified person or persons to execute the Accession Letter on its behalf; and

(c)                                  authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents.

4.                                      A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.                                      A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6.                                      A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

7.                                      A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

8.                                      A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

9.                                      If available, the latest audited financial statements of the Additional Obligor.

10.                               A legal opinion of the legal advisers to the Arranger and the Facility Agent in England.

11.                               If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger and the Facility Agent in the jurisdiction in which the Additional Obligor is incorporated.

12.                               If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 38.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

SCHEDULE 3

UTILISATION REQUEST

From: [Insert name of Borrower]

To: ING Bank N.V., London Branch as Facility Agent

Dated:

Dear Sirs

Coca-Cola Hellenic Bottling Company S.A. - €500,000,000 Syndicated Multi-currency

Revolving Credit Facility Agreement

dated [•] (the “Facility Agreement”)

1.	We wish to borrow a Loan on the following terms:

	Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

	Currency of Loan:	[•]

	Amount:	[•] or, if less, the Available Facility (or, if the amount requested is an Optional Currency, its equivalent in the Optional Currency).

	Interest Period:	[•]

2.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

3.	The proceeds of this Loan should be credited to [account].

4.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
Coca-Cola HBC Finance B.V.

SCHEDULE 4

MANDATORY COST FORMULAE

1.                                       The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.                                       On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.                                       The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent. This percentage will be certified by that Lender in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.                                       The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

(a)                                 in relation to a Sterling Loan:

per cent. per annum

(b)                                 in relation to a Loan in any currency other than Sterling:

per cent. per annum.

Where:

A                                        is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B                                        is the percentage rate of interest (excluding the Margin and the Mandatory Cost) payable for the relevant Interest Period on the Loan.

C                                        is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D                                       is the percentage rate per annum payable by the Bank of England to the Facility Agent on interest bearing Special Deposits.

E                                        is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Facility Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.                                      For the purposes of this Schedule:

(a)                                 “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)                                 “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits; and

(c)                                  “Fee Tariffs” means the fee tariffs specified in the Fee Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)                                 “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.                                      In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.                                      If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.                                      Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)                                 its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

(b)                                 any other information that the Facility Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Facility Agent in writing of any change to the information provided by it pursuant to this paragraph.

9.                                      The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Facility Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.                               The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.                               The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.                               Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.                               The Facility Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 5

FORM OF TRANSFER CERTIFICATES

PART I

To:                             ING Bank N.V., London Branch as Facility Agent

From:               [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Coca-Cola Hellenic Bottling Company S.A. - €500,000,000 Syndicated Multi-currency

Revolving Credit Facility Agreement

dated [•] (the “ Facility Agreement”)

1.                                      We refer to Clause 23.5 (Procedure for transfer):

(a)                                 The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 23.5 (Procedure for transfer).

(b)                                 The proposed Transfer Date is [•].

(c)                                  The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.

2.                                      The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 23.4 (Limitation of responsibility of Existing Lenders).

3.                                      The New Lender confirms, for the benefit of the Facility Agent and without liability to any Obligor, that it is:

(a)                                 [not a Qualifying Lender;]

(b)                                 [a Qualifying Lender (other than a Treaty Lender); or]

(c)                                  [a Treaty Lender](3)

5.                                      [The New Lender confirms (for the benefit of the Facility Agent and without liability to any Obligor) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [•]) and is tax resident in [•]*, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and notifies the Company that:

(3)	Delete as applicable - each New Lender is required to confirm which of these three categories it falls within.

*	Insert jurisdiction of tax residence.

(a)                                 each Borrower which is a Party as a Borrower as at the Transfer Date must, to the extent that the New Lender becomes a Lender under the Facility which is made available to that Borrower pursuant to clause 2.1 (The Facility) of the Facility Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Transfer Date; and

(b)                                 each Additional Borrower which becomes an Additional Borrower after the Transfer Date must, to the extent that the New Lender is a Lender under the Facility which is made available to that Additional Borrower pursuant to to clause 2.1 (The Facility) of the Facility Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of becoming an Additional Borrower.]**

4.                                      This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.                                      This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

6.                                      This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

** This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facility Agreement.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [•].

[•]

By:

PART II

LMA TRANSFER CERTIFICATE (PAR)

BANK:	Date:

TRANSFEREE:

This Transfer Certificate is entered into pursuant to (i) the agreement (the “Sale Agreement”) evidenced by the Confirmation dated [•] between the Bank and the Transferee (acting directly or through their respective agents) and (ii) the Credit Agreement.

On the Transfer Date, the transfer by way of novation from the Bank to the Transferee on the terms set out herein and in the Credit Agreement shall become effective subject to:

(a)                                 the Sale Agreement and the terms and conditions incorporated in the Sale Agreement;

(b)                                 the terms and conditions annexed hereto; and

(c)                                  the Schedule annexed hereto,

all of which are incorporated herein by reference.

The Bank	The Transferee

[•]	[•]

By:	By:

The Schedule

Credit Agreement Details:
Borrower(s):
Credit Agreement Dated:
Guarantor(s):
Facility Agent Bank:
Security:	No	Yes (specify)
Total Facility Amount:
Treaty Lender:	No	Yes (specify jurisdiction)
HMRC DT Treaty Passport scheme (reference number [•])
Governing Law:
Additional Information:
Transfer Details:
Nature (Revolving, Term, Acceptances
Guarantee/Letter of Credit, Other):
Final Maturity:
Participation Transferred:
Commitment Transferred:
Drawn Amount (details below):(4)
Undrawn Amount:(4)
Settlement Date:
Details of outstanding Credits(4)
Specify in respect of each Credit:
Transferred Portion (amount):
Facility:
Nature:	☐ Term ☐ Revolver ☐ Acceptance ☐ Guarantee/Letter of Credit ☐ Other (specify)

Details of other Credits are set out on the attached sheet

Administration Details
Bank’s Receiving Account:
Transferee’s Receiving Account:
Addresses
Bank	Transferee
[•]	[•]
Address:	Address:
Telephone:	Telephone:
Facsimile:	Facsimile:
Telex:	Telex:
Attn/Ref:	Attn/Ref:

(4) As at the date of the Transfer Certificate

TERMS AND CONDITIONS

These are the Terms and Conditions applicable to the transfer certificate including the Schedule thereto (the “Transfer Certificate”) to which they are annexed.

1.                                      Interpretation

In these Terms and Conditions words and expressions shall (unless otherwise expressly defined herein) bear the meaning given to them in the Transfer Certificate, the Credit Agreement or the Sale Agreement.

2.                                      Transfer

The Bank requests the Transferee to accept and procure the transfer by novation of all or a part (as applicable) of such participation of the Bank under the Credit Agreement as is set out in the relevant part of the Transfer Certificate under the heading “Participation Transferred” (the “Purchased Assets”) by counter-signing and delivering the Transfer Certificate to the Facility Agent at its address for the service of notice specified in the Credit Agreement. On the Transfer Date the Transferee shall pay to the Bank the Settlement Amount as specified in the pricing letter between the Bank and the Transferee dated the date of the Transfer Certificate (adjusted, if applicable, in accordance with the Sale Agreement) and completion of the transfer will take place.

3.                                      Effectiveness of Transfer

The Transferee hereby requests the Facility Agent to accept the Transfer Certificate as being delivered to the Facility Agent pursuant to and for the purposes of the Credit Agreement so as to take effect in accordance with the terms of the Credit Agreement on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.                                      Transferee’s Undertaking

The Transferee hereby undertakes with the Facility Agent and the Bank and each of the other parties to the Credit Documentation that it will perform in accordance with its terms all those obligations which by the terms thereof will be assumed by it after delivery of the Transfer Certificate to the Facility Agent and satisfaction of the conditions (if any) subject to which the Transfer Certificate is to take effect.

5.                                      Payments

5.1                               Place

All payments by either party to the other under the Transfer Certificate shall be made to the Receiving Account of that other party. Each party may designate a different account as its Receiving Account for payment by giving the other not less than five Business Days notice before the due date for payment.

5.2                               Funds

Payments under the Transfer Certificate shall be made in the currency in which the amount is denominated for value on the due date at such times and in such funds as are customary at the time for settlement of transactions in that currency.

6.                                      The Facility Agent

The Facility Agent shall not be required to concern itself with the Sale Agreement and may rely on the Transfer Certificate without taking account of the provisions of such agreement.

7.                                      Lender Status Confirmation

The Transferee warrants that it is a Qualifying Lender and if it is a Treaty Lender has given an indication to that effect in the Schedule.

8.                                      Assignment of Rights

The Transfer Certificate shall be binding upon and enure to the benefit of each party and its successors and permitted assigns provided that neither party may assign or transfer its rights thereunder without the prior written consent of the other party.

9.                                      Governing Law and Jurisdiction

The Transfer Certificate (including, without limitation, these Terms and Conditions) shall be governed by and construed in accordance with the laws of England, and the parties submit to the non-exclusive jurisdiction of the English courts.

Each party irrevocably appoints the person described as process agent (if any) specified in the Sale Agreement to receive on its behalf service of any action, suit or other proceedings in connection with the Transfer Certificate. If any person appointed as process agent ceases to act for any reason the appointing party shall notify the other party and shall promptly appoint another person incorporated within England and Wales to act as its process agent.

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:                                                     ING Bank N.V., London Branch as Facility Agent

From:                                       Coca-Cola Hellenic Bottling Company S.A.

Dated:

Dear Sirs

Coca-Cola Hellenic Bottling Company S.A. - €500,000,000 Syndicated Multi-currency

Revolving Credit Facility Agreement

dated [•] (the “ Facility Agreement”)

1.                                      We refer to the Facility Agreement. This is a Compliance Certificate. Terms defined in the Facility Agreement have the same meaning in this Compliance Certificate.

2.                                      We confirm that as at [•], the following Subsidiaries are Material Subsidiaries:

[•].

3.                                      [We confirm that no Default is continuing.]*

Signed:
	Director of [Company]	Director of [Company]

[insert applicable certification language]

for and on behalf of
[name of auditors of the Company]

*                              If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 7

EXISTING SECURITY

Total Principal Amount of
Name of Member of Group	Security	Indebtedness Secured

NIL

SCHEDULE 8

TIMETABLES

“D -         “refers to the number of Business Days before the relevant Utilisation Date/the first day of the relevant Interest Period.

Loans in other
	Loans in Euro	Loans in Sterling	currencies
Request for approval as an Optional Currency, if required (Clause 4.3 (Conditions relating to Optional Currencies))	N/A	N/A	D - 5 10:00 a.m.

Facility Agent notifies the Lenders of the request (Clause 4.3 (Conditions relating to Optional Currencies))	N/A	N/A	D - 5 3:00 p.m.

Responses by Lenders to the request (Clause 4.3 (Conditions relating to Optional Currencies))	N/A	N/A	D - 4 1:00 p.m.

Facility Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	N/A	N/A	D - 4 5:00 p.m.

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) (Clause 10.1 (Selection of Interest Periods))	D - 3 3.00 p.m.	D - 1 10:00 a.m.	D - 3 10:00 a.m.

Facility Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ participation)	N/A	D - 1 11:00 a.m.	D - 3 11:00 a.m.

Facility Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	D - 2 9.30 a.m.	D - 1 1.00 p.m.	D - 3 1.00 p.m.

Facility Agent receives a notification from a Lender under Clause 6.2 (Unavailability of a currency)	N/A	D - 1 3.00 p.m.	D - 3 3:00 p.m.

Loans in other
	Loans in Euro	Loans in Sterling	currencies
Facility Agent gives notice in accordance with Clause 6.2 (Unavailability of a currency)	N/A	D - 1 5:00 p.m.	D - 3 5:00 p.m.

Facility Agent gives notice in accordance with Clause 29.10 (Change of Currency)	N/A	D - 1 11:00 a.m.	D - 3 11:00 a.m.

LIBOR (or EURIBOR) is fixed	Quotation Day as of 11:00 a.m.	Quotation Day as of 11:00 a.m.	Quotation Day as of 11:00 a.m.

“D”         = Date of Utilisation

“D-X”    = Business Days prior to date of Utilisation

SCHEDULE 9

DISCLOSURE

The Greek Competition Authority issued a decision on January 25, 2002, imposing a fine on the Company of approximately EUR 2.9 million for certain discount and rebate practices and required changes to commercial practices with respect to placing coolers in certain locations and lending them free of charge. On June 16, 2004, the fine was reduced on appeal to EUR 1.8 million. On June 29, 2005, the Greek Competition Authority requested that the Company provide information on its commercial practices as a result of a complaint by certain third parties regarding the Company’s compliance with the decision of January 25, 2002. On October 7, 2005, the Company was served with notice to appear before the Greek Competition Authority.

On June 14, 2006, the Greek Competition Authority issued a decision imposing a daily penalty of EUR 5,869 for each day that the Company allegedly failed to comply with the decision of January 25, 2002. On August 31, 2006, the Company deposited an amount of EUR 8.9 million, reflecting the amount of the fine and applicable tax, with the Greek authorities. As a result of this deposit, the Company increased the charge to its 2006 financial statements in connection with this case.

On November 23, 2007, the Court of Appeals partly reversed and partly upheld the decision of the Greek Competition Authority reducing the amount of the fine to EUR 5.9 million. The reduction of the fine by EUR 2.8 million was recognized in the Company’s 2007 income statement. The Company has appealed the decision of the Court of Appeals to the extent it upholds the fine, to the Supreme Administrative Court of Greece. The Company believes that it has substantial legal grounds for its appeal against the judgment of the Court of Appeals. The Greek Competition Authority and one of the Company’s competitors have also appealed the decision of the Court of Appeals. The hearing of the cases on May 5, 2010 was postponed and they are still pending before the Supreme Administrative Court of Greece.

In relation to the Greek Competition Authority’s decision of January 25, 2002, one of the Company’s competitors has filed a lawsuit claiming damages in an amount of EUR 7.7 million. The court of first instance heard the case on January 21, 2009 and subsequently rejected the lawsuit. The plaintiff has appealed the judgment. At present, it is not possible to predict the final outcome of this lawsuit or quantify the likelihood or materiality of any potential liability arising from it. The Company has not provided for any losses related to this case.

In the second quarter of 2010, the Serbian Competition Authority opened an investigation into the commercial practise of the Company’s Serbian subsidiary for potential abuse of dominance in the market for distribution of alcoholic and non-alcoholic beverages. The Authority published an invitation for comments by third parties. AT present, it is not possible to predict the final outcome of this investigation or quantify the likelihood or materiality of any potential liability arising from it.

SCHEDULE 10

FORM OF INCREASE CONFIRMATION

To:                             ING Bank N.V., London Branch as Facility Agent, and Coca-Cola Hellenic Bottling Company S.A. as Company, for and on behalf of each Obligor

From:               [the Increase Lender] (the “Increase Lender”)

Dated:

Coca-Cola Hellenic Bottling Company S.A. - €500,000,000 Syndicated Multi-

currency Revolving Credit Facility Agreement

dated [•] (the “Facility Agreement”)

1.                                      We refer to the Facility Agreement. This is an Increase Confirmation. Terms defined in the Facility Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2.                                      We refer to Clause 2.2 (Increase).

3.                                      The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Agreement.

4.                                      The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [•].

5.                                      On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender.

6.                                      The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.

7.                                      The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (e) of Clause 2.2 (Increase).

8.                                      The New Lender confirms, for the benefit of the Facility Agent and without liability to any Obligor, that it is:

(a)                                 [not a Qualifying Lender;]

(b)                                 [a Qualifying Lender (other than a Treaty Lender); or]

(c)                                  [a Treaty Lender](5)

9.                                      [The Increase Lender confirms (for the benefit of the Facility Agent and without liability to any Obligor) that it is a Treaty Lender that holds a passport under the HMRC

(5) Delete as applicable - each New Lender is required to confirm which of these three categories it falls within.

DT Treaty Passport scheme (reference number [•]) and is tax resident in [•]*, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and notifies the Company that:

(a)                                 each Borrower which is a Party as a Borrower as at the Increase Date must, to the extent that the Increase Lender becomes a Lender under a Facility which is made available to that Borrower pursuant to clause 2.1 (The Facility) of the Facility Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Increase Date; and

(b)                                 each Additional Borrower which becomes an Additional Borrower after the Increase Date must, to the extent that the Increase Lender is a Lender under a Facility which is made available to that Additional Borrower pursuant to clause 2.1 (The Facility) of the Facility Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of becoming an Additional Borrower.]**

10.                               This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

11.                               This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

12.                               This Agreement has been entered into on the date stated at the beginning of this Agreement.

* Insert jurisdiction of tax residence.

** This confirmation must be included if the Increase Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facility Agreement.

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Increase Confirmation is accepted as an Increase Confirmation for the purposes of the Agreement by the Facility Agent and the Increase Date is confirmed as [•].

Facility Agent

By:

SCHEDULE 11

FORM OF ACCESSION LETTER

To: ING Bank N.V., London Branch as Facility Agent

From: [Subsidiary] and Coca-Cola Hellenic Bottling Company S.A.

Dated:

Dear Sirs

Coca-Cola Hellenic Bottling Company S.A. - €500,000,000 Syndicated Multi-

currency Revolving Credit Facility Agreement

dated [•] (the “Facility Agreement”)

1.                                      We refer to the Facility Agreement. This is an Accession Letter. Terms defined in the Facility Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.                                      [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Agreement as an Additional [Borrower]/[Guarantor] pursuant to Clause [24.2 (Additional Borrowers)]/[Clause 24.4 (Additional Guarantors])] of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.                                      [Subsidiary’s] administrative details are as follows:

Address:

Fax No:

Attention:

4.                                      This Accession Letter and any non-contractual obligations arising out of or in connection with it are gdoverned by English law.

[This Guarantor Accession Letter is entered into by deed.]

[Company]	[Subsidiary]

SCHEDULE 12

FORM OF RESIGNATION LETTER

To: ING Bank N.V., London Branch as Facility Agent

From: [resigning Obligor] and Coca-Cola Hellenic Bottling Company S.A.

Dated:

Dear Sirs

Coca-Cola Hellenic Bottling Company S.A. - €500,000,000 Syndicated Multi-

currency Revolving Credit Facility Agreement

dated [•] (the “Facility Agreement”)

1.                                      We refer to the Facility Agreement. This is a Resignation Letter. Terms defined in the Facility Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.                                      Pursuant to Clause 24.5 (Resignation of a Guarantor) we request that the [resigning Obligor] be released from its obligations as a Guarantor under the Facilities Agreement and the Finance Documents.

3.                                      We confirm that:

(a)                                 no Default is continuing or would result from the acceptance of this request; and

(b)                                 [Coca-Cola Finance PLC is no longer a guarantor of other Financial Indebtedness within the Group](6);

(c)                                  no payment is due from the Company under Clause 7.1(b) (Prepayment and Cancellation) of the Agreement.

4.                                      This Resignation Letter [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

[Company]	[resigning Obligor]

By:	By:

(6) Only required where Financing PLC resigning.

Execution pages

COCA-COLA HBC AG

By:

Signature	/s/ J. Gustavsson

Name	J. Gustavsson

Title	Company Secretary

Address:

Fax:

COCA-COLA HBC AG

By:

Signature	/s/ M. Imellos

Name	M. Imellos

Title	Group CFO

Address:

Fax:

COCA-COLA HELLENIC BOTTLING COMPANY S.A.

By:

Signature	/s/ B.H.O. Jansen

Name	B.H.O. Jansen

Title

Address:

Fax:

COCA-COLA HELLENIC BOTTLING COMPANY S.A.

By:

Signature	/s/ N. Mamoulis

Name	N. Mamoulis

Title

Address:

Fax:

COCA-COLA HBC FINANCE B.V.

By:

Signature	/s/ B.H.O. Jansen

Name	B.H.O. Jansen

Title

Address:

Fax:

COCA-COLA HBC FINANCE B.V.

By:

Signature	/s/ H. Balcarova

Name	H. Balcarova

Title

Address:

Fax:

COCA-COLA HBC FINANCE PLC

By:

Signature	/s/ B.H.O. Jansen

Name	B.H.O. Jansen

Title

Address:

Fax:

THE FACILITY AGENT

ING BANK N.V., LONDON BRANCH

By:

Signature	/s/ C. Baker

Name	C. Baker

Title	Authorised Signatory

Address:

Fax: